[PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION]

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

CONSOLIDATED-TOMOKA LAND CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Annual Meeting

of Shareholders and

2018 Proxy Statement

CONSOLIDATED-TOMOKA LAND CO. Post Office Box 10809 Daytona Beach, Florida 32120-0809

[PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Date: April 25, 2018

Time: 2:00 p.m. local time

Location: LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida 32124

AGENDA:

1.	Election of the seven director nominees listed in the proxy statement for one-year terms expiring at the 2019 annual meeting of shareholders;

2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2018;

3.	Hold an advisory vote to approve executive compensation;

4.

Approve an amendment to the Consolidated-Tomoka Land Co. Amended and Restated 2010 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder, to extend the term of the plan and to make certain amendments to the terms of the plan as described in the proxy statement;

5.	Vote on a shareholder proposal, if properly presented; and

6.	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on March 2, 2018, are entitled to notice of, and to participate in and vote at the 2018 annual meeting of shareholders (the “Annual Meeting”). A complete list of shareholders as of the record date will be available for shareholders’ inspection at our corporate offices at 1140 North Williamson Boulevard, Suite 140, Daytona Beach, Florida 32114, for ten days prior to the Annual Meeting.

Please note that Wintergreen Advisors, LLC (“Wintergreen”) gave notice of its intent to nominate three director candidates for election at the Annual Meeting. You may receive proxy solicitation materials from Wintergreen seeking your proxy to vote for Wintergreen’s nominees. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY WINTERGREEN. If you have already voted using a proxy card sent to you by Wintergreen, you can REVOKE it by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided, or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED WHITE PROXY CARD.

If you have any questions or need any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., at 212-929-5500 (call collect) or toll free at 800-322-2885. You may also contact them by email at CTO@mackenziepartners.com.

By Order of the Board of Directors

Daniel E. Smith

Senior Vice President,

General Counsel & Corporate Secretary

Daytona Beach, Florida

March     , 2018

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

VIA THE INTERNET Visit the website provided on your WHITE proxy card, WHITE voting instruction form, or notice.
BY TELEPHONE Call the telephone number on your WHITE proxy card, WHITE voting instruction form, or notice.
BY MAIL Sign, date, and return the enclosed WHITE proxy card or WHITE voting instruction form.
IN PERSON Attend the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 25, 2018: Consolidated-Tomoka Land Co.’s 2018 Proxy Statement and its Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission are available at: www.ViewOurMaterial.com/CTO.

CONSOLIDATED-TOMOKA LAND CO.

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

to be held: April 25, 2018

CONSOLIDATED-TOMOKA LAND CO.

PROXY STATEMENT

Page
1	GENERAL INFORMATION
7	BACKGROUND OF THE SOLICITATION
13	PROPOSAL 1: ELECTION OF DIRECTORS
18	DIRECTOR COMPENSATION FOR 2017
19	CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS
25	BENEFICIAL OWNERSHIP OF COMMON STOCK
26	COMPENSATION DISCUSSION AND ANALYSIS
44	COMPENSATION COMMITTEE REPORT
44	SUMMARY COMPENSATION TABLE FOR 2015-2017
45	TOTAL REALIZED COMPENSATION TABLE FOR 2015-2017
46	GRANTS OF PLAN-BASED AWARDS DURING THE YEAR ENDED DECEMBER 31, 2017
47	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2017
48	OPTION EXERCISES AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2017
48	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
50	COMPENSATION RISKS
51	PAY RATIO
51	REPORT OF THE AUDIT COMMITTEE
53	PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
54	PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
55	PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER, TO EXTEND THE TERM OF THE PLAN AND TO MAKE CERTAIN OTHER AMENDMENTS
65	PROPOSAL 5: SHAREHOLDER PROPOSAL
66	OTHER MATTERS
66	SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
67	SHAREHOLDER PROPOSALS AND DIRECTOR CANDIDATE NOMINATIONS
68	ANNUAL REPORT

CONSOLIDATED-TOMOKA LAND CO. Post Office Box 10809 Daytona Beach, Florida 32120-0809

GENERAL INFORMATION

Why am I receiving this proxy statement? The board of directors (the “Board of Directors” or “Board”) of Consolidated-Tomoka Land Co., a Florida corporation (the “Company,” “we,” “our” and “us”) is soliciting proxies for use at the annual meeting of shareholders to be held on Wednesday, April 25, 2018 at 2:00 p.m., local time, at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida (including any adjournments or postponements thereof, the “Annual Meeting”). The purpose of the Annual Meeting is as set forth in the attached Notice of Annual Meeting of Shareholders (the “Notice”).

On or about March    , 2018, the Company commenced mailing and made available electronically to our shareholders: (1) the definitive proxy statement; (2) a proxy card and voting instructions; and (3) a copy of our 2017 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our audited consolidated financial statements included therein.

What is a proxy? A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy. By giving us your proxy by telephone, over the Internet, or by signing, dating, and mailing the enclosed proxy card, you authorize our management to vote your shares at the Annual Meeting in the manner you indicate.

What is a proxy statement? This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

What is the purpose of the Annual Meeting? The purpose of the Annual Meeting is to obtain shareholder action on the matters outlined in the Notice included with this proxy statement. These matters include: (1) the election of seven directors for one-year terms expiring at the 2019 annual meeting of shareholders; (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2018; (3) an advisory vote to approve executive compensation; (4) the approval of an amendment of the Consolidated-Tomoka Land Co. Amended and Restated 2010 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder; and (5) a shareholder proposal, if properly presented at the Annual Meeting. We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. This proxy statement provides you with detailed information about these matters.

What is a record date and who is entitled to vote at the Annual Meeting? The record date for determining the shareholders entitled to vote at the Annual Meeting is March 2, 2018. The record date was established by our Board as required by the laws of Florida and the bylaws of the Company (the “Bylaws”). Owners of record of shares of our common stock at the close of business on the record date are entitled to receive Notice and to vote at the Annual Meeting. You are entitled to one vote for each share that you owned on the record date on every matter submitted to the meeting. Our articles of incorporation and Bylaws do not provide for cumulative voting for the election of directors.

How many shares can be voted and what is a quorum? You are entitled to one vote for each share of our common stock that you own as of the close of business on March 2, 2018. At the close of business on March 2, 2018, there were 5,595,040 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A quorum is the minimum number of shares that must be represented in person or by proxy in order for us to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 2,797,521 shares of common stock, will constitute a quorum to hold the Annual Meeting. If you grant your proxy by Internet, telephone or by mailing a proxy card, your shares will be considered present at the Annual Meeting and part of the quorum. Abstentions and broker “non-votes” will be considered shares represented at the meeting for the purposes of establishing a quorum.

What different methods can I use to vote? You have a choice of voting:

●	By telephone;

●	Over the Internet;

●	By mail; or

●	In person at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote by telephone, over the Internet, or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you use to vote, it is important that you follow the instructions that apply to your particular situation. If you vote by telephone or over the Internet, you should not return a proxy card by mail.

Wintergreen, a shareholder of the Company, gave notice of its intent to nominate three director candidates for election at the Annual Meeting. The Wintergreen nominees have NOT been endorsed by our Board, and our Board unanimously recommends a vote FOR ALL of our Board’s nominees for director on the enclosed WHITE proxy card accompanying this proxy statement. Our Board unanimously recommends that you disregard and do not return any proxy card you receive from Wintergreen. Voting to “withhold” with respect to any Wintergreen nominee on a proxy card sent to you by Wintergreen is NOT the same as voting for our Board’s nominees, because a vote to “withhold” with respect to any Wintergreen nominee on its proxy card will revoke any proxy, including a white proxy card, that you previously submitted. If you have previously submitted a proxy card sent to you by Wintergreen, you can revoke that proxy and vote for our Board’s nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card.

What is the difference between a “record holder” and an owner holding shares in “street name”? If your shares are registered in your name, you are a “record holder.” You will be a record holder if you hold a stock certificate or if you have an account directly with our transfer agent, Computershare Trust Company, N.A. (“Computershare”). If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name,” and you are considered the beneficial owner of such shares, but not the record holder.

How do I vote if my shares are registered in my name? Voting by telephone, over the Internet, or by mail: If you are a shareholder of record, you can vote by telephone, over the Internet, or by mail. The enclosed WHITE proxy card contains instructions for voting by telephone or over the Internet. You can also vote by mail by completing and returning the enclosed proxy card in the postage-prepaid return envelope provided. Please promptly vote by telephone, over the Internet, or by mailing your proxy card to ensure your representation and the presence of a quorum at the Annual Meeting.

Voting in person at the meeting: If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to have in your possession at the meeting proper personal identification and evidence of your share ownership.

How do I vote if my shares are held in “street name?” Voting by telephone, over the Internet, or by mail: If your shares are held in the name of your broker, bank, or other nominee, you have the right to direct your broker, bank, or other nominee on how to vote, and you should vote your shares using the method directed by your broker, bank, or other nominee. In addition to voting by mail, a large number of banks and brokerage firms are participating in online or telephonic voting programs. These programs provide eligible “street name” shareholders the opportunity to vote by telephone or over the Internet. Voting instruction forms will provide instructions for shareholders whose banks or brokerage firms are participating in such programs.

Voting in person at the meeting: If your shares are held in the name of your broker, bank, or other nominee and if you plan to attend the Annual Meeting and to vote in person, you should contact your broker, bank, or other nominee to obtain a legal proxy and bring it, together with proper personal identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.

Can I revoke my proxy or change my vote? If your shares are registered in your name, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. There are several ways you can do this:

●	By sending a written notice of revocation to our Corporate Secretary at Consolidated-Tomoka Land Co., P.O. Box 10809, Daytona Beach, Florida 32120-0809;

●	By duly signing and delivering a proxy card that bears a later date, whether that proxy card was sent to you by the Company or Wintergreen; or

●	By attending the Annual Meeting and voting in person by ballot.

If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke your proxy or change your vote. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee.

If you have previously signed a proxy card sent to you by Wintergreen, you may change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided, or by voting via the Internet or by telephone by following the instructions on the enclosed WHITE proxy card. Submitting a Wintergreen proxy card — even if you withhold your vote on the Wintergreen nominees — will revoke any votes you previously made via our WHITE proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board, you should disregard any proxy card that you receive that is not a WHITE proxy card and not return any proxy card that you may receive from Wintergreen.

How does the Board recommend that I vote? The Board unanimously recommends that you vote using the WHITE proxy card as follows:

VOTING MATTERS AND BOARD RECOMMENDATIONS

Shareholders are being asked to vote on the following matters at the Annual Meeting:

Description of Proposal	Recommendation

PROPOSAL 1: Election of Directors	FOR ALL

We have nominated seven directors for election for one-year terms expiring at the 2019 annual meeting of shareholders. Wintergreen gave notice of its intent to nominate three director candidates for election at the Annual Meeting. Because this is a contested election, directors will be by elected plurality vote. That is, the seven nominees who receive the most “FOR” votes will be elected as the directors at the Annual Meeting.

BOARD NOMINEES

The only way to support our Board’s nominees is to vote FOR the Board’s nominees on our WHITE proxy card and to disregard, and not return, any proxy card that you receive that is not a WHITE proxy card, including any proxy card that you may receive from Wintergreen. It will NOT help elect our Board’s nominees if you sign and return a proxy card sent by Wintergreen, even if you withhold on their director nominees using Wintergreen’s proxy card. Doing so will cancel any previous vote you may have cast on our WHITE proxy card.

PROPOSAL 2: Ratification of the Selection of Independent Registered Public Accounting Firm	FOR
The Audit Committee of the Board (the “Audit Committee”) has selected Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2018.

PROPOSAL 3: Advisory Vote to Approve Executive Compensation	FOR

The Company is providing its shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables. The advisory vote to approve the executive compensation described in Proposal 3 is referred to as a “say-on-pay” vote.

PROPOSAL 4: Approve an amendment to the Consolidated-Tomoka Land Co. Amended and Restated 2010 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder, to extend the term of the plan and to make certain amendments to the terms of the plan as described in this proxy statement

FOR

The Board of Directors has approved, subject to the approval of the Company’s shareholders, an amendment to the Consolidated-Tomoka Land Co. 2010 Amended and Restated Equity Incentive Plan, as described herein.

Description of Proposal	Recommendation

PROPOSAL 5: Shareholder Proposal	NO POSITION

Wintergreen provided notice to the Company of its intent to bring a shareholder proposal before the Annual Meeting “requesting that the Board take immediate steps to narrow the discount between NAV and the Company’s share price by hiring an independent, previously unaffiliated, advisor to maximize shareholder value by evaluating all options for the Company, including through a sale of the Company or through the liquidation of the Company’s assets”. The Board is treating this proposal as precatory and, if properly brought before the Annual Meeting and passed by the shareholders, it would constitute a non-binding recommendation to the Board.

Within the limits of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) if any other matters are properly brought before the Annual Meeting, such as a matter about which the Company did not have notice at least 45 days before the date on which the Company first sent this Proxy Statement, if you return a properly executed WHITE proxy card or otherwise grant your proxy as contemplated herein, your shares will be voted on such other matters in the discretion of the named proxy holders. The Board is not aware of any other matters that may properly be brought before the meeting.

What vote is required with respect to approval of the proposals? With respect to Proposal 1, directors will be elected by a plurality of the shares voted, meaning that seven director nominees receiving the highest numbers of “for” votes at the Annual Meeting will be elected to the Board. The enclosed WHITE proxy card enables shareholders to vote “for” or to “withhold” from voting as to each director candidate nominated by the Board.

Proposals 2, 3, 4 and 5 will require the affirmative vote “for” the proposal by a majority of the shares voted on that specific proposal for approval. The enclosed WHITE proxy card enables shareholders to vote “for,” “against,” or “abstain” on each such proposal.

What effect do abstentions, withhold votes and broker non-votes have on the proposals? For Proposal 1, if you “withhold” on any director nominee, as opposed to voting “for” such director nominee, your shares will be counted for purposes of establishing a quorum, but will not be considered to have been voted for the director nominee.

For Proposals 2, 3, 4 and 5, shares that abstain from voting will be treated as shares represented at the meeting, but are neither a vote cast in favor of nor a vote cast against the proposal, so they will have no effect on the outcome of the voting.

For all proposals, broker non-votes will be treated as shares represented at the meeting, but not voting, so broker non-votes will have no effect on the outcome of the voting.

Will my shares be voted if I do not vote or do not return a proxy card? If you are the shareholder of record and you do not vote or provide a proxy, your shares will not be voted. Due to the contested nature of the director election at this year’s Annual Meeting, under New York Stock Exchange rules, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted, your broker or other nominee will not be able to vote your shares, and your shares will not be voted on any of those matters. Please provide instructions to your broker or nominee so that your votes may be counted on these important matters. We urge you to vote your shares by following the instructions provided on the enclosed WHITE proxy card and returning it to your bank, broker or other nominee to ensure that your shares will be voted on your behalf.

What does it mean if I receive more than one proxy card? Some of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every WHITE proxy card you receive.

Additionally, Wintergreen gave notice of its intent to nominate three director candidates at the Annual Meeting. You may receive proxy solicitation materials from Wintergreen, including an opposition proxy statement and a proxy card. Our Board unanimously recommends that you disregard and do not return any proxy card you receive from Wintergreen. Voting to “withhold” with respect to any Wintergreen nominee on a proxy card sent to you by Wintergreen is not the same as voting for your Board’s nominees, because a vote to “withhold” with respect to any Wintergreen nominee on its proxy card will revoke any proxy card you previously submitted.

If you have already voted using Wintergreen’s proxy card, you have every right to change your vote and revoke your prior proxy by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided, or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you have any questions or need any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. (“MacKenzie”), at 212-929-5500 (call collect) or toll free at 800-322-2885. You may also contact them by email at cto@mackenziepartners.com.

Whom should I call if I have questions or need additional copies of the proxy materials? If you have any questions, need assistance voting, or need additional copies of this proxy statement, please contact our proxy solicitor, MacKenzie Partners, Inc., at 212-929-5500 (call collect) or toll free at 800-322-2885. You may also contact them by email at CTO@mackenziepartners.com.

Who pays for the solicitation of proxies and who participates in the solicitation of proxies? We will bear the cost of soliciting proxies by the Company, including the cost of preparation, assembly, printing, and mailing the Company’s proxy materials. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors and officers without additional compensation. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. Proxies may be solicited in person, by telephone, by email, by mail, by facsimile, through press releases issued by us, or through postings on our website.

As a result of the proxy solicitation by Wintergreen, we may incur additional costs in connection with our solicitation of proxies. We have hired MacKenzie, 1407 Broadway, 27th Floor, New York, NY 10018, to assist us in the solicitation of proxies for a fee of up to $                     plus out-of-pocket expenses. MacKenzie expects that approximately 25 of its employees will assist in the solicitation. We also expect our named executive officers and directors to be involved in the solicitation, which is likely to include shareholder outreach and drafting of related shareholder communications. Our named executive officers and directors may be deemed “participants” in the solicitation under applicable SEC rules. Please see Appendix A to this proxy statement for additional information about such persons who may be deemed participants.

Our expenses related to the solicitation of proxies from shareholders this year will significantly exceed those normally spent for an annual shareholder meeting. Such costs are expected to be approximately $                     in the aggregate, exclusive of any potential litigation costs in connection with the Annual Meeting. These additional solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and other advisors to advise the Company in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and the costs of retaining an independent inspector of election. To date, we have incurred approximately $                     of these solicitation costs.

May I access this year’s proxy statement and annual report over the Internet? This proxy statement and a copy of our Annual Report are available at www.ViewOurMaterial.com/CTO.

Where can I find the voting results of the Annual Meeting? We intend to disclose the voting results in a current report on Form 8-K within four business days of the Annual Meeting. If we first disclose preliminary voting results, the final voting results will be disclosed as an amendment to such Form 8-K within four business days after the final voting results are known. Both the Form 8-K and any amendment to such Form 8-K will be filed with the SEC and made available on our website at www.ctlc.com.

BACKGROUND OF THE SOLICITATION

On November 10, 2015, a representative of Wintergreen emailed William L. Olivari, in his capacity as Chairman of our Audit Committee, indicating that Wintergreen wanted to have a conference call with the independent directors of the Board. No topic or agenda items were specified. Mr. Olivari responded on November 11, 2015, via email, requesting that Wintergreen provide the directors with an agenda and specific questions so that the directors could gather information that would be helpful for the discussion.

On November 13, 2015, Wintergreen sent a letter to Mr. Olivari, in his capacity as Chairman of our Audit Committee, expressing concerns about what Wintergreen described as changes in the Company’s corporate strategy without proper disclosure or shareholder approval, lack of disclosed supervision in significant fields of activity away from the Company’s stated core objective, and reliance on “a secret formula” to leverage the Company based on the value of undisclosed assets.

On November 14, 2015, Mr. Olivari responded to Wintergreen by email indicating that he had distributed Wintergreen’s November 13, 2015 letter to the Board as requested.

On November 20, 2015, the Board convened a meeting to consider the allegations made by Wintergreen in its November 13, 2015 correspondence. In consultation with the Company’s management and legal advisors, including Pillsbury Winthrop Shaw Pittman LLP, the Company’s corporate and securities counsel (“Pillsbury”), the Board found Wintergreen’s allegations to be inaccurate and without merit.

On November 20, 2015, Wintergreen sent a letter to Daniel E. Smith, in his capacity as our Corporate Secretary, containing a shareholder proposal (the “2016 Wintergreen Proposal”) for inclusion in our proxy materials for our 2016 annual meeting of shareholders (the “2016 Annual Meeting”). The 2016 Wintergreen Proposal called for the Company to hire an independent adviser to evaluate ways to maximize shareholder value through the sale of the Company or through the liquidation of the Company’s assets. Wintergreen filed a copy of the letter as an exhibit to a Schedule 13D/A filed with the SEC on November 23, 2015.

On November 24, 2015, the Company issued a press release acknowledging receipt of the Wintergreen Proposal and the Company’s intention to include the 2016 Wintergreen Proposal in its proxy materials for the 2016 Annual Meeting. Instead of waiting for the vote on the 2016 Wintergreen Proposal at the 2016 Annual Meeting, the Board authorized Company management to immediately solicit proposals from financial advisory firms to advise the Board as to its options for maximizing shareholder value, including a sale of the Company, a sale of the Company’s assets or the continued execution of the Company’s business plan.

On December 17, 2015, Wintergreen sent a letter to Mr. Olivari, in his capacity as the Chairman of our Audit Committee, expressing Wintergreen’s belief that the Company’s public filings did not meet the standards set forth in various federal securities laws and that the Company’s management, led by our Chief Executive Officer John Albright, was actively trying to deceive shareholders about “what is really going on” at the Company. Wintergreen’s December 17, 2015 letter also called upon the Board to conduct a thorough and independent inquiry into the matters raised by Wintergreen. On the same date, Wintergreen filed the letter as an exhibit to a Schedule 13D/A filed with the SEC and issued a related press release.

On December 18, 2015, the Company issued a press release acknowledging receipt of Wintergreen’s letters of November 13, 2015 and December 17, 2015. In the press release, the Company announced the Board’s determination that Wintergreen’s allegations made in November were inaccurate and without merit. The Company also announced that the Board had authorized Company management to solicit proposals from financial advisory firms to advise the Board as to its options for maximizing shareholder value, including a sale of the Company, a sale of the Company’s assets or the continued execution of the Company’s business plan.

In December 2015, the Audit Committee engaged the independent law firm of Simpson Thacher & Bartlett LLP and forensic accounting professionals at AlixPartners LLP to investigate the allegations made in Wintergreen’s correspondence, including its letter dated December 17, 2015.

On December 26, 2015, Williams & Connolly LLP (“Williams & Connolly”) was engaged as counsel to the Company’s independent directors.

On January 12, 2016, Wintergreen sent a letter to Mr. Olivari, in his capacity as the Chairman of our Audit Committee, that was critical of the Company’s management and disclosures, particularly disclosures regarding the Company’s share repurchases. Wintergreen also called upon the Board to expedite its review of strategic alternatives. On the same date, Wintergreen filed the letter as an exhibit to a Schedule 13D/A filed with the SEC and issued a related press release.

On February 8, 2016, the Company’s Board appointed a committee consisting of Jeffry Fuqua, Thomas Warlow and A. Chester Skinner, III, each an independent director (the “Special Committee”) to represent the rights and interests of the public holders of the Company’s common stock unaffiliated with the Company, to engage and supervise a financial advisor to advise the Special Committee as to its options for maximizing shareholder value, including a sale of the Company, sale of assets or continued pursuit of the Company’s business plan (the “Strategic Options”), and on behalf of the Board, to review, evaluate and take action with respect to any Strategic Options that the Special Committee may consider, and to recommend to the Board such action as the Special Committee may consider advisable.

On February 9, 2016, the Company issued a press release announcing that the Special Committee, after thorough consideration of proposals from a number of financial advisory firms, had engaged Deutsche Bank as the independent advisor to the Special Committee for the purpose of exploring the Strategic Options.

Also on February 9, 2016, the Company issued a press release announcing the results of the Audit Committee’s investigation into the allegations raised by Wintergreen in its earlier correspondence, including its letter dated December 17, 2015. As stated in the press release, the Audit Committee found (1) no evidence supporting any of Wintergreen’s allegations of possible violations of federal securities laws, (2) that the Company’s public disclosures about the matters raised in Wintergreen’s allegations had been adequate, (3) no evidence of intentional wrongdoing by management, (4) no evidence that management attempted to conceal material information from investors, (5) that the Company has a robust disclosure process, actively overseen by the Audit Committee and the Board, (6) no evidence that the Company’s financial disclosures were not in conformance with GAAP and (7) that the Board had at all times been actively supervising management.

On February 17, 2016, Wintergreen issued a press release announcing that it was pleased with the Company’s hiring of Deutsche Bank, again calling on the Company to expedite the sales process,

questioning the Audit Committee’s findings regarding Wintergreen’s allegations, and reiterating Wintergreen’s belief that the Company’s management had violated both the letter and the spirit of multiple laws.

On March 2, 2016, Wintergreen sent a letter to Mr. Olivari, in his capacity as Chairman of the Audit Committee, expressing Wintergreen’s concerns about what it described as possible stock price manipulation and “front running” by Mr. Albright, possible selective disclosure, and other disclosure issues relating to the Company’s website and SEC filings.

On March 15, 2016, the Company filed its definitive proxy statement for the 2016 Annual Meeting, which included the 2016 Wintergreen Proposal.

On March 30, 2016, the Board’s independent directors tasked Williams & Connolly with investigating the allegations contained in Wintergreen’s letter dated March 2, 2016.

On April 6, 2016, Wintergreen published a statement indicating that it intended to vote against all of the Company’s directors and all of the Company’s proposals other than the 2016 Wintergreen Proposal. Wintergreen filed its statement as an exhibit to a Schedule 13D/A filed with the SEC on April 7, 2016.

On April 12, 2016, the Company issued a public letter from the Board to the Company’s shareholders, responding to Wintergreen’s April 6, 2016 statement. In the letter, the Board stated that the Special Committee and Deutsche Bank were conducting a careful and thorough analysis of strategic alternatives and would provide an update at the 2016 Annual Meeting to be held on April 27, 2016. Among other things, the Board expressed its view that Wintergreen’s strategy was to force a sale or liquidation of the Company to solve liquidity problems at Wintergreen Fund, Inc. (the “Wintergreen Fund”), the mutual fund for which Wintergreen serves as investment advisor. The Board also disclosed that the Company had incurred approximately $1 million of costs associated with the investigations of all of Wintergreen’s allegations, all of which had been found by the Board to be without any merit.

On April 21, 2016, Wintergreen sent a letter to Mr. Olivari, in his capacity as the Chairman of the Audit Committee, expressing Wintergreen’s view that the Company’s management was seeking to undermine Deutsche Bank’s ability to evaluate ways to maximize shareholder value. Wintergreen filed the letter as an exhibit to a Schedule 13D/A filed with the SEC on April 22, 2017.

On April 27, 2016, the Company held the 2016 Annual Meeting, during which David J. Winters, Wintergreen’s Chief Executive Officer, and Elizabeth N. Cohernour, Wintergreen’s Chief Operating Officer, participated in an open Q&A session and spoke at length with Mr. Fuqua, the Chairman of the Company’s Board at the time, including a call for Mr. Fuqua’s resignation. At the 2016 Annual Meeting, Mr. Fuqua provided the Company’s shareholders with an update on the review of strategic alternatives being conducted by Deutsche Bank. Also at the 2016 Annual Meeting, the Company’s shareholders reelected the entire Board, approved the 2016 Wintergreen Proposal and voted not to approve, on an advisory basis, the Company’s executive compensation practices. For a description of the shareholder outreach and redesign of its executive compensation practices undertaken by the Company in response to the 2016 say-on-pay vote, please see “Compensation Discussion and Analysis” under the heading “2017 Executive Compensation Re-Design” on page 27 below.

Also on April 27, 2016, at a meeting of the Board, Mr. Fuqua reported that Williams & Connolly had completed its investigation into the allegations made by Wintergreen in its letter dated March 2, 2016. Williams & Connolly found no evidence of any improper conduct.

On July 20, 2016, the Company issued a press release announcing that the Special Committee had concluded its evaluation of Strategic Options as requested in the 2016 Wintergreen Proposal, and had reported its findings and recommendations to the Board. Based on the Special Committee’s recommendations, the Board concluded that it had not received any expressions of interest in acquiring the Company or its assets that contained an indication of value that would provide a meaningful premium for shareholders. The Board also determined that the most appropriate course of action at that time for maximizing shareholder value was to continue to execute the Company’s business plan.

On October 21, 2016, Mr. Fuqua, together with Mr. Warlow, in his capacity as the Chairman of our Compensation Committee, and attorneys from Williams & Connolly, participated in a conference call with Mr. Winters and Ms. Cohernour from Wintergreen to discuss Wintergreen’s feedback on the Company’s executive compensation practices.

On November 14, 2016, Wintergreen sent a letter to Mr. Smith, in his capacity as our Corporate Secretary, presenting four nominees to the Board and requesting that such nominees be included in the Company’s proxy materials for its 2017 annual meeting of shareholder (the “2017 Annual Meeting”). Wintergreen filed its letter as an exhibit to a Schedule 13D/A filed with the SEC on each of November 15 and November 22, 2016.

On November 17, 2016, the Company issued a press release acknowledging receipt of Wintergreen’s letter dated November 14, 2016.

On November 25, 2016, Wintergreen sent an additional letter to Mr. Smith, in his capacity as our Corporate Secretary, providing formal notice that Wintergreen intended to present its four nominees to the Board at the 2017 Annual Meeting even if the Company did not include such nominees in its proxy materials. Wintergreen filed its letter as an exhibit to a Schedule 13D/A filed with the SEC on November 28, 2016.

On December 2, 2016, the Company held its first Investor Day near its headquarters in Daytona Beach, Florida, during which Mr. Albright and Mark E. Patten, the Company’s Chief Financial Officer, participated in open Q&A sessions with participants, which included representatives of Wintergreen. Mr. Olivari, a member of the Board, also attended this event, along with other members of the Company’s management team.

On December 14, 2016, the Company issued a press release providing investors with supplemental information about the Special Committee’s review of the Strategic Options.

On December 15, 2016, Mr. Robert B. Robbins of Pillsbury sent a letter to Wintergreen’s attorneys at Seward & Kissel LLP (“Seward & Kissel”) explaining that Wintergreen’s nominations were invalid because Wintergreen had failed to comply with the director nomination provisions of the Bylaws. Among other things, Wintergreen had failed to comply with the requirement in the Bylaws that it be a shareholder of record on the date it submitted its nominations.

On December 29, 2016, Wintergreen sent a letter to Mr. Smith, in his capacity as our Corporate Secretary, objecting to the bases upon which the Company rejected Wintergreen’s nominations as described in Mr. Robbins’ letter dated December 15, 2016. Wintergreen filed its letter as an exhibit to a Schedule 13D/A filed with the SEC on January 3, 2017.

On January 10, 2017, Mr. Smith sent a letter to Wintergreen indicating that the Company considered Wintergreen’s letter dated December 29, 2016 and found no reason to change its earlier positions on the invalidity of Wintergreen’s nominations.

On January 23, 2017, attorneys from Seward & Kissel sent a letter to Mr. Robbins responding to Mr. Robbins’ letter dated December 15, 2017. The letter further objected to the bases upon which the Company rejected Wintergreen’s nominations. Wintergreen filed the letter as an exhibit to a Schedule 13D/A filed with the SEC on January 24, 2017.

On January 30, 2017, Mr. Robbins sent a letter to Seward & Kissel responding to their letter dated January 23, 2017. The letter reiterated the Company’s determination that Wintergreen’s nominations were invalid because they failed to comply with the Bylaws. Also on January 30, 2017, the Company issued a press release summarizing the deficiencies of Wintergreen’s nominations. The press releases included a copy of Mr. Robbins’ letter of that date.

On January 31, 2017, Wintergreen issued a press release describing the Company’s rejection of its attempted nominations.

On February 2, 2017, Wintergreen sent a letter to Messrs. Fuqua and Warlow expressing its views about certain aspects of the Company’s executive compensation practices. Wintergreen filed the letter as an exhibit to a Schedule 13D/A filed with the SEC on February 3, 2017.

On February 10, 2017, at the direction of Messrs. Fuqua and Warlow, Mr. Smith sent a letter to Wintergreen. The letter explained some of the Company’s shareholder outreach efforts in connection with the redesign of its executive compensation practices and responded to other matters raised in Wintergreen’s letter dated February 2, 2017.

On February 15, 2017, Wintergreen filed an action against the Company and its directors in the Circuit Court of the Seventh Judicial Circuit in Volusia County, Florida (the “Wintergreen Action”). The Wintergreen Action requested the Court to compel the Company to accept Wintergreen’s nominees and to include such nominees in the Company’s proxy materials for the 2017 Annual Meeting.

On February 28, 2017, Mr. Robbins, together with David A. Jones of Holland & Knight LLP, litigation counsel to the Company, initiated a call with Wintergreen’s attorneys at Seward & Kissel. On the call, Messrs. Robbins and Jones conveyed the Board’s determination that, although it believed the Wintergreen Action was without legal merit, Wintergreen would be permitted to bring its four nominees before the 2017 Annual Meeting and the Board would include such nominees in the Company’s proxy materials.

On March 2, 2017, attorneys from Seward & Kissel called Mr. Jones to provide Wintergreen’s reply to the telephone conversation of February 28, 2017, accepting the Company’s offer to permit Wintergreen to bring its nominees before the 2017 Annual Meeting, but withdrawing the request to include such nominees in the Company’s proxy materials, and indicating that Wintergreen would file its own proxy statement and distribute its own proxy materials and proxy card in connection with the 2017 Annual Meeting.

On March 6, 2017, the Company, its directors and Wintergreen entered into a settlement agreement (the “Settlement Agreement”) memorializing the terms of the March 2, 2017 telephone conversation. In the Settlement Agreement, the parties agreed that Wintergreen’s lawsuit would be dismissed upon the mailing of the parties’ definitive proxy materials in connection with the 2017 Annual Meeting.

On April 26, 2017, at the 2017 Annual Meeting, the Company’s shareholders re-elected the seven Board candidates nominated by the Company. Less than 8% of the Company’s outstanding shares, other than Wintergreen’s shares, voted to elect the candidates nominated by Wintergreen and, as a result, none of those candidates were elected to the Board.

On June 21, 2017, at the Company’s request, Messrs. Albright and Patten, along with the Company’s Chairman of the Board, Laura M. Franklin (collectively, the “CTO Representatives”) met with representatives of Wintergreen including Mr. Winters, Ms. Cohernour, and Steven Graff (collectively, the “Wintergreen Representatives). The meeting was held at the offices of Wintergreen’s attorneys in New York City. At the outset of the meeting, the CTO Representatives stated their objective of re-establishing good relations with Wintergreen and finding areas of common ground. The meeting concluded with an agreement that the Company and Wintergreen would continue discussions.

On August 28, 2017, the Company hosted a luncheon at a restaurant in New York City with several major shareholders of the Company (including Wintergreen), other potential institutional investors in the Company, and B. Riley FBR, Inc. (“B. Riley FBR”), which provides equity research coverage of the Company. Attendees at the luncheon included Messrs. Albright and Patten, along with Ms. Cohernour and Mr. Graff of Wintergreen.

On November 9, 2017, the Board increased its size to eight members and appointed Christopher W. Haga, a principal with Carlson Capital, L.P. (a major shareholder of the Company), to the Board to fill the newly-created vacancy. The Company issued a press release announcing Mr. Haga’s appointment to the Board on November 10, 2017 and filed a Form 8-K with the SEC disclosing Mr. Haga’s appointment on November 13, 2017.

On November 13, 2017, Wintergreen sent a letter to Daniel E. Smith, in his capacity as our Corporate Secretary, containing a shareholder proposal (the “2018 Wintergreen Proposal”) for inclusion in our proxy materials for the Annual Meeting. The 2018 Wintergreen Proposal, similar to the 2016 Wintergreen Proposal, called for the Company to hire an independent, previously unaffiliated adviser to maximize shareholder value by evaluating all options for the Company, including through the sale of the Company or through the liquidation of the Company’s assets.

On November 15, 2017, the Board convened a meeting to discuss the 2018 Wintergreen Proposal.

On November 20, 2017, Ms. Franklin and Ms. Cohernour had a telephone conversation in which they discussed Company matters, including possible scenarios for resolving issues between the Company and Wintergreen.

On November 24, 2017, Wintergreen sent a letter to Mr. Smith, in his capacity as our Corporate Secretary, presenting three nominees to the Board for election at the Annual Meeting (the “2018 Wintergreen Nominations”).

On November 27, 2017, the Board convened a meeting to discuss and consider the 2018 Wintergreen Proposal and 2018 Wintergreen Nominations. Later in the day, the Company issued a press release acknowledging receipt of the 2018 Wintergreen Proposal and the 2018 Wintergreen Nominations. The Company filed the press release, together with the 2018 Wintergreen Proposal and 2018 Wintergreen Nominations, as exhibits to a Form 8-K filed with the SEC on November 28, 2017.

On November 29, 2017, Wintergreen filed the 2018 Wintergreen Proposal and the 2018 Wintergreen Nominations as an exhibit to a Schedule 13D/A filed with the SEC.

On December 1, 2017, the Board convened a meeting to further discuss the 2018 Wintergreen Proposal and 2018 Wintergreen Nominations. Later in the day, Ms. Franklin delivered a letter to Mr. Winters and the board of directors of the Wintergreen Fund, including to the Wintergreen Fund’s chairman of the board, Bradden Backer, responding to the 2018 Wintergreen Proposal and 2018 Wintergreen Nominations. Ms. Franklin’s letter stated that the Board believed the 2018 Wintergreen Proposal and the 2018 Wintergreen Nominations were a calculated effort for the Wintergreen Fund to address its own apparent problems, and were not in the best interests of all the Company’s shareholders, and requested a dialogue with Mr. Backer in his capacity as chairman of the Wintergreen Fund’s board of directors.

On December 4, 2017, the Company issued a press release and filed a Form 8-K with the SEC disclosing the delivery of Ms. Franklin’s letter to Mr. Winters and to Mr. Backer and the other members of the Wintergreen Fund’s board of directors.

On December 12, 2017, Ms. Franklin telephoned Mr. Backer in an attempt to discuss the matters raised in the December 1, 2017 letter. Mr. Backer answered the telephone call, informed Ms. Franklin that he would not discuss the matter with her, and abruptly ended the call.

PROPOSAL 1: ELECTION OF DIRECTORS

OUR BOARD RECOMMENDS THAT YOU VOTE FOR ALL OF THE BOARD’S SEVEN NOMINEES. IF NOT OTHERWISE SPECIFIED, PROXIES ON WHITE PROXY CARDS WILL BE VOTED FOR ALL OF THE BOARD’S NOMINEES.

At the 2017 Annual Meeting, all seven of the director candidates nominated by our Board were re-elected for one-year terms expiring at the Annual Meeting.

In November 2017, the Board was expanded to eight members, and the Board appointed Christopher W. Haga as an additional director.

In February 2018, John J. Allen communicated to the Board that he would not stand for re-election at the Annual Meeting. Shortly thereafter, the Board determined that, effective as of the completion of the Annual Meeting, the Board would be comprised of seven members.

Based upon the recommendation of the Board of Directors’ Governance Committee (the “Governance Committee”), Ms. Franklin and Messrs. Albright, Haga, Olivari, Serkin, Warlow and Wold have each been nominated by the Board to be re-elected to the Board for new one-year terms expiring at the 2019 annual meeting of shareholders.

All of the Board’s nominees for election as directors are currently directors and have been re-nominated by the Board of Directors. Each of the Board’s nominee has consented in writing to being named in this proxy statement and indicated his or her willingness to serve if elected.

The Board unanimously recommends using the enclosed WHITE proxy card to vote FOR ALL of the Board’s seven nominees to the Board. Wintergreen has given notice of its intent to nominate three director candidates for election at the Annual Meeting. As a result, the election of directors is considered a contested election, and the seven nominees receiving the most votes cast “for” their election as directors will be elected.

The Board unanimously recommends that you disregard any proxy card that may be sent to you by Wintergreen. Voting to “withhold” with respect to any Wintergreen nominee on its proxy card is NOT the same as voting for our Board’s nominees, because a vote to “withhold” with respect to any Wintergreen nominee on its proxy card will revoke any proxy, including a white proxy card, that you previously submitted. If you have already voted using a proxy card sent to you by Wintergreen, you have every right to change it and we urge you to revoke that proxy by voting in favor of our Board’s nominees by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Biographical information regarding the Board’s director nominees standing for election, including business experience for at least the past five years, their age, the year they began serving as our director, and other public companies for which they have served on the board of directors in the past five years, is provided below. In addition, the experience, qualifications, attributes, and skills considered by the Governance Committee and our Board in determining to nominate the director nominees are provided below.

NOMINEES STANDING FOR ELECTION
JOHN P. ALBRIGHT Age: 52 Director Since: 2012

President and Chief Executive Officer of the Company since August 2011. Mr. Albright was previously the Co-Head and Managing Director of Archon Capital, a Goldman Sachs Company located in Irving, Texas. Prior to that, he was the Executive Director, Merchant Banking-Investment Management for Morgan Stanley. Prior to Morgan Stanley, Mr. Albright was Managing Director and Officer of Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas. His experience involves various aspects of investment, lending, and development of commercial properties, as well as real estate investment banking. Mr. Albright is a member of the Board of Trustees of Trinity Preparatory School in Winter Park, Florida, and serves on their Development Committee.

Mr. Albright is a graduate of Southern Methodist University with a B.A. in Business Administration.

LAURA M. FRANKLIN Age: 57 Director Since: 2016

Chairman of the Board of the Company since May 2017. Former (Retired) Executive Vice President, Accounting and Administration and Corporate Secretary of Washington Real Estate Investment Trust (Washington REIT).

Ms. Franklin is a graduate of University of Maryland with a B.S. in Accounting and is a Certified Public Accountant. During her 22-year tenure at Washington REIT, she led the financial, human capital and information technology (IT) functions including Accounting, Tax, SEC Reporting, Treasury, Human Resources and IT. As an executive, she played a key role in strategic planning as well as worked closely with the chairmen of the compensation and audit committees. Prior to joining Washington REIT, she was employed by the public accounting firm, CohnReznick (formerly The Reznick Group), specializing in audit and tax services for real estate clients. Ms. Franklin is a member of The National Association of Corporate Secretary’s (NACD), the American Institute of Certified Public Accountants (AICPA) and the Sharing Montgomery Grants Committee of the Community Foundation of the National Capital Region in Montgomery County, Maryland.

CHRISTOPHER W. HAGA Age: 50 Director Since: 2017

Partner and Head of Strategic Investments with Carlson Capital, L.P., an alternative asset management firm that currently manages approximately $8.4 billion in assets, including hedge funds, separately managed accounts and collateralized loan obligations. Mr. Haga joined Carlson in 2003.

Mr. Haga is a graduate of the University of North Carolina at Chapel Hill with a B.S. in Business Administration, and also received an M.B.A. from the Darden School at the University of Virginia. Mr. Haga has over 25 years of experience in finance and investments, including fifteen years of managing risk in traded credit and private debt and equity. Mr. Haga has served on a number of public and private company boards, including as chairman of the board of directors for Barbican Group Holdings Limited, a Lloyd’s-based reinsurance group, as well as on the boards of SWK Holdings Corporation (OTC: SWKH) and BRS Resources Ltd. (CSE: BRS.V), both of which are public companies. Prior to his tenure at Carlson, he spent five years in London with Lehman Brothers, primarily in the structured finance department. He has also been an investment banker or principal investor at RBC Capital Markets, Stephens & Co. and Alex. Brown & Sons. Mr. Haga is a member of the Audit Committee.

WILLIAM L. OLIVARI Age: 73 Director Since: 2008

Certified Public Accountant; formerly President of Olivari & Associates, CPAs and Consultants, from June 1984 until February 5, 2013, and now a Consultant with the firm. He is Chairman of the Board of the Commercial Bancorp of Volusia County, Inc., past Chairman of East Coast Community Bank, Inc., past Chairman of the Board of Daytona State College Foundation, past Chairman of the Board of Daytona Regional Chamber of Commerce, past Chairman and current board member of the Community Foundation of Daytona Beach, past Chairman and current board member of Halifax Community Health Foundation, Inc., past Chairman of the Audit and Finance Committee of Halifax Community Health System, Inc., and current member of The Civic League of the Halifax Area. Mr. Olivari is a member of the American Institute of Certified Public Accountants (AICPA).

Mr. Olivari graduated from Hofstra University with a B.B.A. in accounting. Much of his accounting practice was devoted to the representation of real estate developers and building contractors. Besides his accounting practice, he has served as an expert witness in court proceedings on bond validations, business valuations, lost income, and business interruption. Mr. Olivari is chairman of the Governance Committee and is a member of the Audit Committee and the Compensation Committee.

HOWARD C. SERKIN Age: 72 Director Since: 2011

Chairman of Heritage Capital Group, Inc., an investment banking firm, since 1996. Mr. Serkin was originally recommended to our Board by Wintergreen.

Mr. Serkin graduated from the Georgia Institute of Technology. He also earned his M.S. in engineering and received his M.B.A. in finance from Harvard Business School. Mr. Serkin brings extensive finance and industry experience to the Board. He has served as Chairman of Heritage Capital Group, Inc., a regional investment banking firm, since 1996, and as a principal with Business Valuation, Inc., which provides financial consulting and valuation services, since 1994. He has worked as an investment banker for twenty years. Prior to that, he served in various senior management positions with The Charter Company, a NYSE-listed conglomerate with revenues in excess of $5 billion and operations in insurance, energy and communications. Mr. Serkin also served as an Executive Vice President of Koger Properties, a NYSE-listed developer, owner, and manager of over 13 million square feet of suburban office buildings and parks located throughout the southeast. He has also assisted in the reorganization and successful emergence from bankruptcy of three different companies. Mr. Serkin is a member of the Governance Committee and is chairman of the Audit Committee.

THOMAS P. WARLOW, III Age: 74 Director Since: 2010

President and Chairman of The Martin Andersen-Gracia Andersen Foundation, Inc., a charitable organization that provides grants for the purpose of public benefit in Central Florida, since 1998, and Chairman of Georgetown Enterprises, Inc., a Florida registered general contractor involved with development and construction in the Florida market since 1976. Mr. Warlow was originally recommended to our Board by Wintergreen.

Mr. Warlow is a graduate of Vanderbilt University with a B.E. in Civil Engineering. He is the former Chairman of the Orange County Road Advisory Board and the Orange County Underground Utility and Licensing Board. He has over forty-five years of experience in the general contracting and heavy construction business, including land development, engineering, planning, and construction. Mr. Warlow is a member of the Governance Committee and chairman of the Compensation Committee.

CASEY R. WOLD Age: 60 Director Since: 2017

Founder, Managing Partner and Chief Executive Officer of Vanderbilt Office Properties, a real estate investment manager, since 2014.

Mr. Wold received his Bachelor of Science degree in Finance from the University of Illinois and a M.S. in Real Estate from Southern Methodist University. From 2004 to 2014, Mr. Wold served as Senior Managing Director at Tishman Speyer. Prior to that, Mr. Wold served as President of TrizecHahn Office Properties. Mr. Wold served as Chief Investment Officer and Chief Operating Officer of Trizec Office Properties when the U.S. subsidiary went public as a real estate investment trust (REIT) in 2002. Mr. Wold has served on the boards of Trizec Office Properties and Captivate Networks, Inc. Mr. Wold is a member of the Compensation Committee and the Governance Committee.

There are no family relationships among our directors or executive officers.

DIRECTOR COMPENSATION FOR 2017

The following table shows the annual compensation paid to non-employee directors for services performed in 2017:

NAME	Fees Earned or Paid in Cash	All Other Compensation(1)	Total ($)
John J. Allen	$71,500	$0	$71,500
Laura M. Franklin(2)	$115,044	$0	$115,044
Jeffry B. Fuqua	$42,981	$0	$42,981
Christopher R. Haga(2)	$11,715	$0	$11,715
William L. Olivari	$79,000	$0	$79,000
Howard C. Serkin(2)	$90,866	$0	$90,866
A. Chester Skinner, III	$27,516	$0	$27,516
Thomas P. Warlow, III	$82,000	$0	$82,000
Casey R. Wold(2)	$54,334	$0	$54,334
Total 2017 Director Compensation	$574,956	$0	$574,956

(1)

We pay or reimburse directors for reasonable expenses incurred in attending Board or Committee meetings, such as automobile mileage or airfare, which amounts are not included as fees or other compensation. We did not provide any perquisites to our directors above the reporting threshold.

(2)

Ms. Franklin and Messrs. Serkin, Wold and Haga elected to receive their annual retainer payment for 2017 in common stock of the Company, which resulted in (i) Ms. Franklin and Mr. Serkin each being awarded 684 shares, (ii) Mr. Wold being awarded 562 shares, and (iii) Mr. Haga being awarded 90 shares, of common stock of the Company in lieu of cash. See below under “Stock Compensation” for the methodology used to calculate the number of shares of common stock awarded to each director.

Cash Compensation

Each non-employee director earned an annual retainer of $40,000 (prorated for partial-year terms, as applicable), as compensation for service as a director, plus $1,500 for each board meeting attended in person. In addition, Ms. Franklin earned an additional retainer of $42,678 for her partial-year service as Chairman of the Board, and Mr. Fuqua earned an additional retainer of $21,964 for his partial-year service as Chairman of the Board. Members of the Compensation Committee and the Governance Committee also earned $1,000 for each committee meeting attended in person, and Audit Committee members earned $2,000 for each committee meeting attended in person. The Chairmen of the Compensation and Governance Committees, and the Chairman of the Audit Committee, earned $2,000 and $4,000, respectively, for each committee meeting attended in person. For meetings via conference call, each director or committee member earned $1,000 and the Chairman earned $1,500. As an employee of the Company, Mr. Albright, our President and Chief Executive Officer, did not receive any compensation for serving as a director and is not a member of any committee of the Board. All retainers and meeting fees are paid quarterly in arrears.

Stock Compensation

For 2017, each non-employee director had the option to receive his or her annual retainer in shares of Company common stock rather than cash. Ms. Franklin and Messrs. Haga, Serkin and Wold made this election for 2017. The number of shares awarded to the directors making such election was calculated by dividing (i) the amount of the quarterly retainer payment due to such director by (ii) the closing price of the Company’s common stock on the last business day of the quarter for which such payment applied, rounded down to the nearest whole number of shares.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

Corporate Governance Principles

Our Board is committed to responsible and effective corporate governance, and regularly monitors developments in the area of corporate governance. Our Corporate Governance Principles compile governance policies and procedures described in our governing documents, various charters and policies, and memorialize other policies and principles that we follow. The Corporate Governance Principles discuss Board responsibilities, organization, composition, and qualifications, address director compensation, and set forth guidance regarding the evaluation of our CEO and succession planning, among other matters. The Governance Committee is responsible for reviewing the Corporate Governance Principles annually. A copy of our Corporate Governance Principles is available in the Investor Relations section of our website (www.ctlc.com) and may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Independent Directors

The listing standards of the NYSE American stock exchange require that we have a Board of Directors with at least a majority of independent directors. Our Board of Directors annually determines the independence of our directors based on these listing standards. No director is considered independent unless our Board has affirmatively determined that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. Generally, a director is not considered independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with us, our external or internal auditors, or other companies that do business with us.

Our Board has determined that the following directors, who constituted a majority of the members of our Board of Directors, were independent as of December 31, 2017, pursuant to Section 803 of the NYSE American Company Guide:

● John J. Allen ● Christopher W. Haga ● Howard C. Serkin	● Laura M. Franklin ● William L. Olivari ● Thomas P. Warlow, III ● Casey R. Wold

Our independent directors hold an executive session either prior to or following each regularly-scheduled quarterly Board of Directors meeting (and as necessary at other Board meetings), separate from management and any other non-independent directors.

Director Attendance at Meetings

During 2017, our Board of Directors held four regularly-scheduled in person meetings, plus 11 telephonic meetings. All members of the Board of Directors attended more than 75% of all of the meetings of the Board and all committees on which they served during 2017.

Our policy is to encourage members of the Board of Directors to attend the Annual Meeting of Shareholders. All directors then serving on the Board attended the 2017 Annual Meeting.

Audit Committee

The Audit Committee, which in 2017 held four regularly-scheduled in-person meetings plus one additional in-person meeting and one telephonic meeting, assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditor, our system of internal control over financial reporting established by management and the Board, and our auditing, accounting and financial reporting processes generally. Grant Thornton LLP, our independent auditor for our fiscal year ended December 31, 2017, reported directly to the Audit Committee.

The Audit Committee acts under a written charter adopted by the Board of Directors. The current charter of the Audit Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Serkin has been the Chairman of the Audit Committee since July 20, 2016, and Messrs. Allen, Haga, and Olivari are members of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee are independent under the listing standards of the NYSE American and Rule 10A-3 promulgated under the Exchange Act. All Audit Committee members possess the level of financial literacy required by the listing standards of the NYSE American. Mr. Serkin, as Chairman of the Audit Committee, along with Mr. Olivari, meet the current standard of requisite financial management expertise as required by the NYSE American and are “audit committee financial experts” as defined by rules adopted by the SEC.

The Audit Committee has adopted Policies and Procedures for Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee. Any person who has a concern or complaint regarding such matters may notify the Audit Committee by sending an e-mail to hcapgroup@aol.com or by submitting the complaint by certified return receipt letter to Howard C. Serkin, Audit Committee Chairman, 4417 Beach Blvd., Suite 302, Jacksonville, FL 32207.

Compensation Committee

The Compensation Committee, which in 2017 held three in-person meetings and nine telephonic meetings, assists the Board of Directors in discharging its responsibilities relating to the compensation of our Board members, our CEO and other officers and key employees, reviews and discusses with management our “Compensation Discussion and Analysis” set forth below, and administers the Company’s Amended and Restated 2010 Equity Incentive Plan and the 2017 Executive Annual Cash Incentive Plan (the “Annual Incentive Plan”). The Compensation Committee may form and delegate its authority to subcommittees when appropriate.

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the named executive officers. The full Board of Directors (other than Mr. Albright) aids the Compensation Committee by providing annual evaluations regarding the performance of Mr. Albright, our President and CEO. Mr. Albright provides annual recommendations regarding the compensation of the other named executive officers and all other officers and managers.

In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant.

The Compensation Committee acts under a written charter adopted by the Board of Directors. The current charter of the Compensation Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Warlow has been the Chairman of the Compensation Committee since July 20, 2016, and Messrs. Olivari and Wold are members of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are independent under the listing standards of the NYSE American.

Governance Committee

The Governance Committee, which in 2017 held two in-person meetings and two telephonic meetings, was formed to perform the functions of a nominating committee and as such recommends to the Board individuals who are qualified to become members of the Board. The Governance Committee uses criteria developed by the Governance Committee and approved by the Board to recommend nominees for the election of directors at the annual meeting of shareholders or when vacancies otherwise occur.

The Governance Committee operates under a formal charter that governs its duties and standards of performance. The current charter of the Governance Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Olivari has been the Chairman of the Governance Committee since May 5, 2017, and Messrs. Serkin, Warlow and Wold are members of the Governance Committee. The Board of Directors has determined that all members of the Governance Committee are independent under the listing standards of the NYSE American.

Consideration of Director Nominees

The Governance Committee will consider recommendations from shareholders of candidates for membership on the Board of Directors. To recommend a candidate to the Governance Committee, shareholders should submit recommendations in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809. A nominating recommendation must be accompanied by the following information concerning each recommending shareholder: (a) the name and address, including telephone number, of the recommending shareholder; (b) the number of Company shares of our capital stock owned by the recommending shareholder and the time period for which such shares have been held; (c) if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held (alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held); and (d) a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of shareholders.

In addition, a nominating recommendation must be accompanied by the following information concerning the proposed nominee: (a) the name, business address, and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class or series and number of shares of our capital stock, if any, which are owned beneficially and of record by the proposed nominee; and (d) any other information regarding the proposed nominee that would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, had the proposed nominee been nominated by the Board of Directors. The nominating recommendation must also describe all relationships between the proposed nominee, his immediate family, and the recommending shareholder, including management of any corporate shareholder, and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination. The recommending shareholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Governance Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to our governance. The statement should include whether, in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Governance Committee (and the recommending shareholder must furnish the proposed nominee’s contact information for this purpose) and, if nominated and elected, to serve as a director. If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders must be submitted with respect to each shareholder in the group. Director candidates recommended by shareholders in accordance with these procedures will be evaluated and considered by the Governance Committee in the same manner as it evaluates other proposed nominees.

In addition to recommending nominees for consideration to the Governance Committee, shareholders may also directly propose nominees for consideration at an annual meeting of our shareholders. The requirements and procedures to be followed by shareholders wishing to directly nominate a director at our annual meeting of shareholders are discussed under “Shareholder Proposals and Director Candidate Nominations” on page 67 of this proxy statement.

The Governance Committee has established specific, minimum qualifications that must be met by a Governance Committee-recommended nominee. Under these criteria, a majority of the Board should be independent under the listing standards of the NYSE American. In addition, a nominee should demonstrate high ethical standards and integrity and be accountable for boardroom decisions (no individual will be nominated to be a director of the Company where the Governance Committee has determined that the individual has demonstrated a lack of ethical standards, as evidenced by a material violation of applicable law, regulations, stock exchange listing standards or the Company’s Code of Business Conduct and Ethics); should have the ability to provide thoughtful counsel on a broad range of issues; should be financially literate; should be willing to listen and be open to the consideration of other opinions, as well as have the ability to effectively communicate his or her own ideas; should be committed to our achievement of exceptional performance standards to benefit our customers, shareholders, employees, and communities; and should have the ability to commit sufficient time and attention to our activities.

Prior to identifying and evaluating nominees for director, the Governance Committee assesses the size and membership of the Board and determines whether any vacancies are to be expected. In the event of any vacancies, the Committee considers potential candidates for director, which may come to the Governance Committee’s attention through current Board members, shareholders, professional search firms, or other persons. In addition to the specific minimum qualifications described above, the Governance Committee seeks to ensure that the Board as a whole will possess the following specific qualities or skills: expertise in management or oversight of financial accounting and control; a record of making sound business decisions; cognizance of current general management trends and “best practices;” relevant knowledge specific to the industries in which we operate; ability and willingness to motivate and require high performance by management; capability of questioning, approving, and monitoring our strategic plans, and providing insight and directional focus; a knowledge of the geographic area in which we operate and local and state business, political, and governmental contacts which would be beneficial to us; and experience on the boards of other public companies. The Committee meets to review and report to the Board on possible candidates for membership and annually recommends a slate of nominees to the Board with respect to nominations for the Board at the annual meeting of shareholders.

The Governance Committee believes that its criteria and desired qualities and skills lead to nominees with a broad diversity of experience, skills, and backgrounds. The Governance Committee does not assign specific weights to its criteria and no specific quality or skill is applicable to all prospective nominees. The Governance Committee has no policy regarding diversity but does not discriminate against nominees on any basis proscribed by law.

Majority and Plurality Voting for Directors

Our Bylaws provide that the voting standard for the election of our directors in uncontested elections is a majority voting standard. An uncontested election for directors is an election where the number of properly nominated directors does not exceed the number of director positions to be filled. Because Wintergreen gave notice of its intent to nominate three director candidates for election at the Annual Meeting, this year’s election will be a contested election. In contested elections, the plurality standard will apply, which means the nominees receiving the greatest numbers of votes will be elected to serve as directors.

In the event Wintergreen were to withdraw its nominees, such that there would no longer be a contested election, the majority voting provisions of our Bylaws and corporate governance policies would apply. While we have no reason to expect this will occur, if it did, then pursuant to the majority voting provisions of our Bylaws and corporate governance policies, if an incumbent director nominee does not receive a greater number of “FOR” votes than “AGAINST” votes, he or she must promptly tender his or her resignation to the Board following certification of the vote, which resignation will be effective upon acceptance by the Board. The Governance Committee will consider the resignation offer and recommend to our Board the action to be taken. The Governance Committee and the Board are entitled to consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our Board shall take action within 90 days following certification of the vote, unless such action would cause us to fail to comply with any applicable stock exchange listing requirement or any rule or regulation promulgated under the Exchange Act, in which event our Board shall take action as promptly as practicable while continuing to meet such requirement, rule, or regulation. Our Board also will promptly disclose publicly its decision and the reasons therefor. If our Board does not accept the resignation, the nominee will continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor shall be duly elected and qualified, or until his or her prior resignation, death, or removal. If our Board accepts the resignation, then our Board, in its sole discretion, may fill any resulting vacancy.

Codes of Ethics

We have adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, violations of which may be reported to the Audit Committee. We will provide a copy of our Code of Ethics for Principal Executive Officers and Senior Financial Officers to any person upon request and without charge. Any such request should be made in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

We have also adopted a Code of Business Conduct and Ethics that includes provisions ranging from legal compliance to conflicts of interest. All employees and directors are subject to this code. A copy of our Code of Business Conduct and Ethics is available in the Investor Relations section of our website (www.ctlc.com) and may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Any amendment to, or waiver from, our Code of Ethics for Principal Executive Officers and Senior Financial Officers or our Code of Business Conduct and Ethics that is required to be disclosed to shareholders will be posted on our website within four business days following such amendment or waiver.

Communication with the Board of Directors

Shareholders and other individuals may communicate with the Board of Directors or one or more individual directors by writing to the Board of Directors or such director(s), c/o Corporate Secretary, Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Policies and Procedures for Approval of Related Party Transactions

The Board of Directors has adopted a written Related Party Transactions Policy and Procedures establishing guidelines with respect to the review, approval, and ratification of Related Party Transactions. The policy applies to any transaction in which we are a participant, any related party has a direct or indirect interest and the amount involved exceeds $120,000. The Audit Committee will review the material facts of all related party transactions that require approval and either approve or disapprove of our entry into the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Board Leadership Structure

We have adopted, as part of the charter of the Governance Committee, a policy that the Chairman of the Board be an independent director. The Board believes that this is the most appropriate leadership structure for the Company, because having the Board operate under the leadership and direction of someone independent from management provides the Board with the most effective mechanism to fulfill its oversight responsibilities and hold management accountable for the performance of the Company. It also allows our Chief Executive Officer to focus his time on running our day-to-day business. The Chairman is appointed by the non-management directors annually. Ms. Franklin, an independent director, currently serves as the Chairman of the Board. Mr. Serkin, who is also an independent director, currently serves as the Vice Chairman of the Board and may fulfill the responsibilities of the Chairman in her absence.

Board Role in Risk Oversight

The Board has an active role in overseeing risk management. The Board regularly reviews information regarding our financial position, results of operations, liquidity, and cash flows, as well as the risks associated with each and generally with our businesses and business strategy. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee inquires of management, our internal auditor and our independent auditor about significant risks or exposures and assesses the steps management has taken to address or minimize such risks. While these committees are responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed through committee reports about such risks.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information as of March     , 2018, unless otherwise noted, on the beneficial ownership of the shares of our common stock by:

●	our directors;

●	our Chief Executive Officer, Chief Financial Officer, and General Counsel (our “named executive officers” or “NEOs”);

●	the directors and executive officers as a group; and

●	beneficial owners of more than 5% of the outstanding shares of our common stock.

NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)
NAME	Restricted Stock		Options Exercisable Within 60 Days(2)	Other Shares Beneficially Owned		Percent of Class(3)
John P. Albright	33,202	(4)	60,000	80,022		3.1%
John J. Allen	-		-	3,900		*
Laura M. Franklin	-		-	1,274		*
Christopher W. Haga	-		-	90	(6)	*
William L. Olivari	-		-	5,500	(7)	*
Mark E. Patten	4,237	(5)	10,000	28,431	(8)	*
Howard C. Serkin	-		-	4,414		*
Daniel E. Smith	4,134	(5)	10,000	7,493	(9)	*
Thomas P. Warlow, III	-		-	3,602	(10)	*
Casey R. Wold	-		-	562		*
Directors and executive officers as a group (11 persons)	45,715		80,000	141,627	(11)	4.7%
5% Shareholders:
Wintergreen Advisers, LLC(12)	-		-	1,553,075		27.8%
BlackRock, Inc.(13)	-		-	328,743		5.9%

*	Less than 1% individually
(1)

Based on information furnished by the individuals named in the table, includes shares for which the named person has sole voting or investment power or shared voting or investment power. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.

(2)

Represents shares that may be acquired through stock options exercisable through May 1, 2018, comprised of (i) Mr. Albright’s February 9, 2015 award of 20,000 shares; (ii) Mr. Albright’s February 26, 2016 award of 40,000 shares; (iii) Mr. Patten’s April 16, 2012 award of 10,000 shares; and (iv) Mr. Smith’s October 22, 2014 award of 10,000 shares.

(3)

Based on 5,595,040 shares of common stock issued and outstanding as of March 2, 2018. The calculation in this column assumes that (i) all options owned by the named individual and exercisable within 60 days are exercised and (ii) none of the options owned by other named individuals are exercised.

(4)

Represents the following restricted stock grants: (i) remaining shares of restricted stock awarded to Mr. Albright as part of year-end 2015 and 2016 compensation; (ii) restricted stock awarded to Mr. Albright as part of year-end 2017 compensation; (iii) restricted stock awarded to Mr. Albright in connection with the amendment to his employment agreement on May 20, 2015; and (iv) restricted stock awarded to Mr. Albright on February 26, 2016. Mr. Albright has the right to direct the voting of these shares of restricted stock.

(5)

Represents the following restricted stock grants to each of the indicated employees of the Company: (i) remaining shares of restricted stock awarded as part of year-end 2015 and 2016 compensation; and (ii) restricted stock awarded as part of year-end 2017 compensation. Each of the indicated employees has the right to direct the voting of these shares of restricted stock.

(6)

Mr. Haga is a partner and serves as Head of Strategic Investments at Carlson Capital, L.P. Carlson Capital may be deemed to beneficially own 162,617 shares. Mr. Haga disclaims beneficial ownership of these shares.

(7)	Includes 4,800 shares over which Mr. Olivari shares voting and investment power with his spouse.
(8)	Includes 22,814 shares over which Mr. Patten shares voting and investment power with his spouse.
(9)	Includes 7,493 shares over which Mr. Smith shares voting and investment power with his spouse.
(10)	Includes 1,000 shares over which Mr. Warlow shares voting and investment power with his spouse.
(11)	Includes 36,112 shares regarding which directors and executive officers share voting and investment power with others.
(12)

The amount shown and the following information is derived from a Schedule 13D/A filed by Wintergreen, reporting beneficial ownership as of November 29, 2017. According to the Schedule 13D/A, Wintergreen Fund, Inc. beneficially owns 1,232,334 shares, Wintergreen Partners Fund beneficially owns 294,100 shares, and Wintergreen Partners Offshore Master Fund, Ltd. beneficially owns 26,641 shares (collectively, the “WG Fund Entities”). Wintergreen, as sole investment manager of the WG Fund Entities, may be deemed to beneficially own the 1,553,075 shares beneficially owned by such entities. Wintergreen has shared voting and dispositive power with respect to these 1,553,075 shares. The business address for Wintergreen and the WG Fund Entities is 333 Route 46 West, Suite 204, Mountain Lakes, NJ 07046.

(14)

The amount shown and the following information is derived from a Schedule 13G filed by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership as of December 31, 2017. According to the Schedule 13G, BlackRock has sole voting power over 323,229 shares and sole dispositive power over 328,743 shares. The business address for BlackRock is 55 East 52nd Street, New York, NY 10055.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides an overview and analysis of the material elements of our compensation program and policies during the 2017 fiscal year for the following individuals, our NEOs.

●	John P. Albright, age 52, our President and Chief Executive Officer (“CEO”);

●	Mark E. Patten, age 54, our Senior Vice President and Chief Financial Officer (“CFO”); and

●	Daniel E. Smith, age 52, our Senior Vice President, General Counsel and Corporate Secretary (“General Counsel”).

Following this section is a series of tables containing specific information pertaining to the compensation earned in 2017 by the NEOs. The discussion below is intended to put the information contained in the tables into context with our overall compensation program.

Executive Summary

Company Performance. The Company’s performance in 2017 was outstanding. We continued to successfully execute our strategic business plan of monetizing our Daytona Beach land portfolio and redeploying the proceeds into high-quality income-producing real estate investments in a tax-efficient manner. Highlights for the year include the following:

●	Land and subsurface transaction closings of $49.1 million;

●	New potential land transactions representing proceeds of $69.8 million added to the transaction pipeline; total pipeline of approximately $150.5 million;

●	Investment transactions of $82.8 million at an average cap rate of 7.5%;

●	Total NOI (excluding land and subsurface sales) of $27.4 million; and

●	Earnings per share of $7.53 ($3.51 per share excluding the impact of the new federal tax law).

Executive Compensation. The Board of Directors and Compensation Committee continued the implementation of our redesigned executive compensation practices, including the following actions:

●

We adhered to our stated disciplined approach that includes more modest annual equity awards, benchmarking total compensation against a well-constructed peer group, and an appropriate pay mix emphasizing incentive “at risk” compensation using rigorous pre-set goals that are objective and measurable.

●	We made adjustments to our peer group for 2018 in response to both (i) M&A activity affecting two of the peer companies and (ii) the Company’s continued growth.

●

We determined payouts under the Annual Incentive Plan for performance in 2017, and also established the metrics, weighting and goals for fiscal year 2018. We note that as a result of last year’s outstanding performance, payout for 2017 under the Annual Incentive Plan was at the “outperform” level for all metrics.

●	We set 2018 target compensation for our NEOs, including adjustments to base salary and establishing award opportunities under the Annual Incentive Plan and long-term equity incentives.

●	We engaged Korn Ferry Hay Group (“Korn Ferry”) to continue to serve as the Company’s independent compensation consultant.

2017 Executive Compensation Re-Design

At the Company’s 2016 Annual Meeting, the approval level for the advisory vote on executive compensation (“Say-on-Pay”) was 42.93%, which is substantially below the approval level achieved during any year in the Company’s recent past, clearly indicating shareholders’ dissatisfaction with elements of the Company’s compensation practices.

In response to the 2016 meeting’s Say-on-Pay result, the Compensation Committee initiated a shareholder outreach program wherein our Compensation Committee members or Chairman of the Board met with shareholders representing approximately 73% of our outstanding shares to discuss and obtain shareholder feedback regarding the Company’s executive compensation practices. Based on the feedback received, and also based on advice from Korn Ferry, the Compensation Committee, with the Board’s approval, began implementing in early 2017 several significant modifications to our executive compensation practices, including the following:

●

NEO total compensation is benchmarked against a peer group of companies that is developed based on industry best practices and is reviewed annually by the Compensation Committee and its compensation consultant. When appropriate, the peer group is modified in response to significant changes to the peer group members and/or to the Company.

●	Our NEOs receive more modest, annual long-term equity incentive awards, rather than larger awards intended to cover multiple years.

●	At least 50% of each NEO’s long-term equity incentive compensation opportunity is awarded via performance-based equity.

●

The long-term incentive program consists of two equity awards: (i) annual grants of restricted stock which vests over time; and (ii) and annual performance share awards which cliff vest after three years, which vesting is conditioned on achieving certain total shareholder return levels relative to the Company’s peer group, thus ensuring that pay matches performance.

●	The Board adopted and implemented the Annual Incentive Plan, which utilizes performance metrics that recognize the Company’s current stage of development. The

Compensation Committee carefully reviews the metrics and their relative weighting annually to ensure that as the Company progresses in the execution of its business plan, the metrics appropriately align management’s annual incentive compensation with the Company’s current priorities. In addition, in January 2018, based on shareholder feedback received during the prior year, the Board amended the Annual Incentive Plan to clarify that the criteria by which management’s performance would be evaluated include shareholder engagement and investor outreach.

●	The performance metrics utilized for the annual and long-term incentive compensation programs are predominantly objective and measurable, thus enhancing transparency.

●

“Threshold,” “Target” and “Maximum” levels of achievement (the “Goals”) for all performance metrics under the annual and long-term incentive compensation programs are established during the first 90 days of the year and discussed in detail in the Compensation Discussion and Analysis pertaining to such year, further enhancing transparency. In addition, the Compensation Committee ensures that the Goals are rigorous and represent meaningful levels of achievement that will incentivize activities and achievements that will advance the execution of our business plan and drive shareholder value.

We believe these modifications have enhanced the link between pay and performance, and have better aligned management with the Company’s shareholders. This assessment is supported by the Say-on-Pay vote result at our 2017 Annual Meeting, in which the Say-on-Pay proposal received a 58.8% supporting vote and an 85.3% supporting vote of the non-Wintergreen owned shares. In addition, since announcing these modifications in early 2017, we have been in contact with shareholders representing over 75% of our outstanding shares (including shareholders representing approximately 66% of non-Wintergreen owned shares), and the feedback regarding our improved compensation practices has been positive. The Compensation Committee anticipates conducting a more formal shareholder engagement process later this year to solicit feedback directly from shareholders regarding executive compensation, similar to the outreach that was conducted in 2016.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain executive officers by aligning their interests with those of our shareholders. This program is structured to motivate executive officers to achieve performance goals established by the Board and to create long-term allegiance to the Company.

The executive compensation program rewards executive officers for achievement of annual and long-term goals, based on their individual performance and their contribution to the overall performance of the Company. It is intended to balance annual performance incentives through salary and annual cash incentives with rewards for long-term performance through an equity incentive plan. In prior years, the equity incentive plan has utilized primarily stock option awards, awards of time-based restricted stock awards (restricted stock that vests over time), and sometimes included performance-based restricted stock awards (restricted stock that vests upon the satisfaction of certain performance criteria, such as stock price appreciation). As discussed above, in 2017 we began using primarily time-based restricted stock and performance shares that vest over three years for long-term incentive compensation.

Role of the Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the CEO. While the Compensation Committee reviews the total compensation paid to each of the named executive officers, it considers each element of our executive compensation program to be separate and distinct. We have not adopted any formal or informal policy for allocating executive compensation between annual and long-term or between cash and non-cash. The Compensation Committee has historically made these allocation decisions each year based on the performance goals and objectives achieved for that year.

The full Board of Directors (other than Mr. Albright) aids the Compensation Committee by providing annual evaluations regarding the performance of our CEO. Mr. Albright also provides an annual evaluation to the Compensation Committee regarding the performance of our other executive officers and a recommendation on compensation for them and for all other officers and managers. In addition, certain members of our senior management team provide support to the Compensation Committee by coordinating meeting logistics, preparing and disseminating relevant financial and non-financial Company information and relevant data concerning our peer comparators as a supplement to the comparative market data prepared by the independent compensation consultant, as well as making recommendations with respect to performance metrics and related goals. Mr. Albright attends meetings (or portions thereof) at the Compensation Committee’s request, and recommends to the Compensation Committee compensation changes affecting the other members of our senior management team. However, Mr. Albright plays no role in setting his own compensation. Also, at the Compensation Committee’s request, our General Counsel attends meetings to act as Secretary and record the minutes of the meetings, provide updates on legal developments and make presentations regarding certain organizational matters. The Compensation Committee regularly meets separately in executive session, outside the presence of management, generally at each regularly scheduled meeting and at other times as necessary or desirable.

The Compensation Committee may from time-to-time, in its sole discretion, retain or seek advice from compensation consultants, independent counsel, and other advisors, and is directly responsible for determining the compensation of, and overseeing, such advisors. As noted above, the Compensation Committee has engaged independent consultants in the past to review our compensation practices and plans, and most recently engaged Korn Ferry to assist in this review. The Compensation Committee determined that the engagement of Korn Ferry does not raise any conflicts of interest. In making this determination, the Compensation Committee noted the following:

●	Korn Ferry does not provide any other services to the Company;

●	Korn Ferry received no fees from the Company in 2016 or 2017 other than in connection with the engagement by the Compensation Committee;

●	Korn Ferry maintains a conflicts policy to prevent a conflict of interest or any other independence issue;

●	None of the Korn Ferry team assigned to the Company had any business or personal relationship with members of the Compensation Committee outside of the engagement;

●	None of the Korn Ferry team assigned to the Company had any business or personal relationship with any of our NEOs outside of the engagement; and

●	None of the Korn Ferry team assigned to the Company owned any of our common stock.

The scope of Korn Ferry’s engagement for 2017 was to advise the Compensation Committee on matters related to the compensation of our executive officers, including the implementation of our enhanced compensation practices, and compensation of our independent directors. In 2017, Korn Ferry supported the Compensation Committee by (i) attending Compensation Committee meetings, (ii) providing advice on the continuing implementation of our enhanced compensation practices, (iii) preparing and presenting analyses on compensation levels, including competitive assessments of the Company’s practices and policies and (iv) assisting the Company in preparing compensation-related materials and disclosure as requested by the Company.

Competitive Considerations (Peer Group)

Starting in 2017, in connection with the redesign of our executive compensation practices, and based on advice from Korn Ferry, we implemented the practice of formally benchmarking executive compensation. The benchmarking data assists the Compensation Committee in comparing overall compensation practices against a broad mix of companies to ensure that our compensation practices are reasonable in light of both industry trends and the size of the Company. The Compensation Committee views the compensation practices of our peer companies as a useful reference point when structuring each component of compensation and total remuneration overall. While references are made to the median of our peer group, the Compensation Committee does not target the median, average or any specific percentile of the peer group.

With the assistance of Korn Ferry, last year the Compensation Committee established a peer group of 15 companies, including a mix of companies selected on a holistic basis to provide better alignment with the Company’s size (taking into consideration revenues, assets and market capitalization), sector (including companies with diversified real estate activities), and executive talent. Based on Korn Ferry’s advice, the Compensation identified the companies listed below as an appropriate peer group:

2017 PEER GROUP

● Agree Realty Corporation ● Cedar Realty Trust Inc. ● Farmland Partners Inc. ● First Potomac Realty Trust ● Forestar Group Inc. ● Griffin Industrial Realty, Inc. ● HomeFed Corp. ● J.W. Mays Inc.	● One Liberty Properties Inc. ● Preferred Apartment Communities, Inc. ● St. Joe Company (The) ● Stratus Properties Inc. ● Tejon Ranch Co. ● Urstadt Biddle Properties Inc. ● Whitestone REIT

As part of our new compensation practices, each year the Compensation Committee, with the assistance of Korn Ferry, undertakes a thorough review of the current peer group to determine whether any modifications are appropriate. During 2017, the Company made significant progress in the execution of its strategic business plan, primarily in terms of closing land sale transactions, entering into new land transaction contracts, and increasing revenues and profitability. As a result, not only did the Company’s asset mix continue to transition to more income property investments and less undeveloped land, but also the Company’s revenue increased significantly year-over-year. In addition, during 2017, two of the companies in the 2017 Peer Group were involved in M&A transactions that had a material impact on their capital structure and/or ownership. These occurrences necessitated the removal of the following companies from the 2017 Peer Group:

1.	First Potomac Realty Trust (no longer a publicly-traded company)

2.	Forestar Group Inc. (now an 80%-owned subsidiary of a $17.4 billion market cap homebuilder)

3.	Griffin Industrial Realty, Inc. (most recently reported fiscal year revenues of less than 34% of the Company’s 2017 revenues)

4.	J.W. Mays Inc. (most recently reported fiscal year revenues of less than 22% of the Company’s 2017 revenues)

In addition, the Compensation Committee elected to remove Preferred Apartment Communities (APTS) from the peer group. While APTS might otherwise constitute an appropriate peer, as an externally managed REIT with no employees, whose executives are compensated primarily by the REIT’s manager, APTS is ill-suited for inclusion in a peer group that will be utilized for compensation benchmarking purposes.

Based on Korn Ferry’s advice, the Compensation Committee identified four companies to add to the peer group for 2018: Four Corners Property Trust, Getty Realty Corp., Lexington Realty Trust, and Wheeler Real Estate Investment Trust Inc. With the addition of these companies to those remaining from the 2017 Peer Group, the Compensation Committee believes this creates an enhanced peer group that is appropriate for both measuring relative total shareholder return and benchmarking total compensation at or near the midpoint of the peer group. In terms of total revenues for the trailing 12 months available as of December 31, 2017, the Company lies roughly at the midpoint of the new peer group. The companies listed below comprise the 2018 Peer Group:

2018 PEER GROUP

● Agree Realty Corporation ● Cedar Realty Trust Inc. ● Farmland Partners Inc. ● Four Corners Property Trust ● Getty Realty Corp. ● HomeFed Corporation ● Lexington Realty Trust	● One Liberty Properties Inc. ● St. Joe Company (The) ● Stratus Properties Inc. ● Tejon Ranch Co. ● Urstadt Biddle Properties Inc. ● Wheeler Real Estate Investment Trust Inc. ● Whitestone REIT

The salary levels and other compensation elements of our peer group are among the factors taken into consideration by the Compensation Committee when evaluating the compensation of our NEOs (without benchmarking to a specific target).

Fiscal year 2016 was the most recent executive compensation information available for the 2018 Peer Group when the Compensation Committee made compensation decisions for 2018. As a result, based on Korn Ferry’s advice, the Compensation Committee elected to include Forestar Group Inc. and First Potomac Realty Trust in the peer group for compensation benchmarking purposes, as we believe the 2016 compensation information for those companies was reflective of their status, at that time, as stand-alone publicly-traded real estate companies, and thus were appropriate peers for compensation benchmarking purposes.

As discussed above, the Compensation Committee recognizes that as the Company continues to execute its business plan through the monetization of its Daytona Beach land holdings and the growth of our income property portfolio, certain companies currently included in the peer group will cease to be appropriate peers. In addition, corporate or structural changes to companies currently included in the peer group could necessitate their removal from the peer group. Consequently, the Compensation Committee will undertake a thorough review of the peer group annually, and expects that continued successful execution of the Company’s business plan over the next several years will likely necessitate changes to the peer group.

Executive Compensation Elements

Employment Agreements. On June 30, 2011, we entered into an employment agreement with Mr. Albright to serve as our President and Chief Executive Officer, effective August 1, 2011, which agreement was amended and restated on May 20, 2015. On April 16, 2012, we entered into an employment agreement with Mr. Patten to serve as our Senior Vice President and Chief Financial Officer. On October 22, 2014, we entered into an employment agreement with Mr. Smith to serve as our Senior Vice President, General Counsel and Corporate Secretary. On February 26, 2016, we entered into an employment agreement with an additional executive officer of the Company. We do not have any such agreements with any other officers or employees.

Base Salary. The Compensation Committee believes that base salaries provide our NEOs with a degree of financial certainty and stability and are essential in attracting and retaining highly qualified individuals. The base salaries of the NEOs were set at the time of their employment and thereafter have been set annually in January after a review of the following: (i) their performance during the previous year of the normal responsibilities associated with the NEO’s job description; (ii) any additional responsibilities assumed during the previous year, or any special or non-recurring projects undertaken during the year, and the NEO’s performance with respect to such additional responsibilities or projects; and (iii) compensation information provided by Korn Ferry pertaining to our peer group of companies to benchmark each executive’s compensation, including base salary, total cash compensation, total compensation, “at risk” compensation, and overall pay mix. The Compensation Committee analyzed the total mix of available information on primarily a qualitative basis in determining base salary. For information regarding each NEO’s performance in 2017, please see below under the heading “Annual Incentive Plan.”

Based on the information and advice provided by Korn Ferry, and in an effort to achieve a desirable combination of certainty as well as “at risk” incentive and performance-based compensation, and to achieve target total compensation for our NEOs competitive with our peer group for each NEO position, our NEOs’ base salaries were increased for 2018. The table below sets forth the base salaries for each of the NEOs for fiscal years 2016 through 2018.

NEO Salaries

Name	2016	% increase	2017	% increase	2018
John P. Albright	$515,000	0.0%	$515,000	5.8%	$545,000
Mark E. Patten	$227,115	4.0%	$236,200	8.0%	$255,000
Daniel E. Smith	$190,550	4.0%	$198,172	11.0%	$220,000

Annual Incentive Plan. In response to shareholder feedback resulting from our extensive outreach program in the fall of 2016, and after consultation with Korn Ferry, in February 2017, the Board adopted the Annual Incentive Plan to replace the prior annual bonus plan that was utilized by the Compensation Committee and the Board through year-end 2016. The purpose of the Annual Incentive Plan is to create a mutuality of interest between management and the Company’s shareholders through an annual cash incentive structure designed to incentivize and reward specific actions and outcomes that will contribute to and accelerate execution of the Company’s long-term strategic business plan and thereby increase long-term shareholder value. The Annual Incentive Plan provides for the utilization of pre-established metrics and measurable, objective goals for at least 80% of the target annual cash incentive amount for each NEO. During the first 90 days of each fiscal year, the Compensation Committee, with the assistance of Korn Ferry, establishes objective performance metrics that will be used to evaluate the NEOs’ performance during the coming year, and the relative weighting among the various metrics. In addition, during such 90-day period, the Compensation Committee will establish, for each metric, a “threshold,” “target” and “maximum” Goal. The “threshold” Goal means the minimum level of achievement pertaining to that particular metric required for an award to be earned under the Annual Incentive Plan; the “target” Goal means the level of achievement pertaining to the metric required for the target award to be earned; and the “maximum” Goal means the level of achievement pertaining to the metric required for the maximum award. Linear interpolation will be used to determine amounts earned and paid based on achievement levels between the “threshold” and “target” Goals and between the “target” and “maximum” Goals.

The establishment each year of the metrics, weighting and Goals under the Annual Incentive Plan is a collaborative process between Company management and the Compensation Committee. Management initially proposes the metrics that they believe will best measure management’s performance during the coming year based on the Company’s progress in executing our strategic business plan, and how the various metrics should be weighted, along with guidance for the coming year with respect to levels of achievement anticipated or achievable with respect to those metrics. Management discusses with the Compensation Committee the proposed metrics and weighting, the guidance regarding the level of achievement with respect to each of the metrics, and the underlying assumptions with respect to the proposed guidance, both for the Company’s operations and assets specifically, and for economic conditions generally in both local markets and nationally. The Compensation Committee reviews and evaluates the proposed metrics, weighting and guidance to ensure appropriate rigor, which evaluation includes a number of factors, including the Company’s performance during the most recent year and any pending or contemplated Company transactions for the coming year. After further discussion and modifications, if necessary, the Compensation Committee approves the metrics, weighting and guidance, and establishes the Goals (including “threshold,” “target” and “maximum” Goals as described above) to be utilized for the year.

The metrics described below were selected for 2017 under the Annual Incentive Plan:

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Land Transaction Activity: The Company continued to execute its strategic business plan of monetizing its undeveloped land portfolio and redeploying the proceeds into income-producing assets in a tax-efficient manner. The Board recognized that expeditiously monetizing the Company’s land portfolio at accretive pricing levels is, at this stage of the Company’s lifecycle, of paramount importance for increasing shareholder value. The feedback we receive from shareholders overwhelmingly supports this conclusion. As a result, for 2017, 40% of the potential cash incentive payout was based on land transaction activity, which was allocated 30% to actual gross proceeds from land sales that closed in 2017, and 10% to new land transaction contracts entered into in 2017. Qualifying transactions were required to be at pricing levels that were accretive based on per-parcel pricing established and approved by the Compensation Committee during the first 90 days of the year, or otherwise pursuant to a transaction approved in advance by the Board.

●

Investment Activity: As the Company executes its strategic business plan of monetizing its land portfolio and investing the proceeds in income properties, management’s effective redeployment of land sales proceeds is critical to the long-term success of the Company. For 2017, 20% of the potential cash incentive payout was to be determined based on management’s execution of investment transactions at return rates approved by the Board, or transactions otherwise approved by the Board.

●

Financial Performance of Investment Portfolio: The Company has successfully converted a large portion of its land portfolio to income-producing investments. Management’s oversight and value maximizing activities with respect to this portfolio continues to increase in importance as the Company executes its strategic business plan. For 2017, 20% of the potential cash incentive payout was to be determined based on the productivity of our portfolio of income-producing assets, as measured by Total Net Operating Income (defined as total revenues less the direct cost of revenues) for all of the Company’s operating segments (Income Property Operations, Commercial Loan Investments, Real Estate Operations, Golf Operations, and Agricultural and Other) but excluding the revenues and related direct cost of revenues for Land Transactions.

The following table sets forth the weighting and Goals established during the first 90 days of 2017 under the Annual Incentive Plan for the above metrics, along with the actual 2017 results achieved by management and the outcome under each of the metrics, as determined by the Compensation Committee.

	2017 GOALS			2017 RESULTS	2017 OUTCOME
METRIC (weighting)	THRESHOLD	TARGET	MAXIMUM
Land Transactions
Closings (30%)	$30M	$40M	$45M	$49.11M	MAXIMUM
New Contracts (10%)	$4M	$5.5M	$6.3M	$69.77M	MAXIMUM
Investment Activity
Acquisitions at cap rate of 6%-8% (20%)	$40M	$60M	$80M	$82.79M	MAXIMUM
Performance of Income Properties
Total NOI (excluding land and subsurface sales) (20%)	$24.15M	$25.78M	$27.25M	$27.44M	MAXIMUM
Qualitative (20%)	Based on individual performance as determined by the Compensation Committee				MAXIMUM

We note that the Company’s achievements in 2017 with respect to “Land Transactions—New Contracts” exceeded by a wide margin the “outperform” Goal. We believe the following information is useful when considering this metric and the 2017 Goals and outcomes.

●

Predicting the number and size of new land transaction contracts to be entered into over a 12-month period is inherently speculative. The majority of the transactions added to our pipeline during 2017 were not under negotiation when the 2017 Goals were established.

●

While land transactions under contract is a key step in the process of monetizing our portfolio of undeveloped land, this metric is weighted only 10% in recognition of the fact that little to no benefit has been realized by the Company or its shareholders simply as a result of a new contract having been signed.

●

Over the last several years, senior management has consistently been involved in the local Daytona Beach and Volusia County community, advocating for policies, programs and leadership that will facilitate and promote the economic development of the area and demonstrate the value of the Company’s land holdings.

●

The Company has also benefitted from the upswing in the national economy and increased interest in Daytona Beach by real estate developers and end-users, and management was prepared to take full advantage of it.

Regarding the qualitative portion of the Annual Incentive Plan for 2017, the Compensation Committee’s determinations regarding eligibility for such portion for each of our NEOs is set forth below.

During 2017, the Company, under the leadership of Mr. Albright, attained significant achievements in key areas of the Company’s strategy and operations, particularly with respect to real estate operations and income property operations. The results of the Company’s real estate operations included the closing of eight land sale transactions totaling more than 1,700 acres, and the execution of multiple additional land sale contracts that, when combined with other existing contracts, created a pipeline of potential land transactions of more than $150 million, comprised of 17 separate contracts that collectively included over 6,000 acres, approximately 74% of the Company’s total land holdings as of December 31, 2017. Mr. Albright oversaw the acquisition of six income properties with an aggregate purchase price of approximately $82.8 million, which acquisitions were completed at an investment cap rate within the Company’s 2017 investment guidance. In addition to the achievements in these key operating segments, the Company reported earnings of $7.53 per share, which without a one-time non-cash gain from the decrease in our deferred tax liability resulting from tax law changes, would have been $3.51 per share, a 23% increase from the earnings achieved in 2016 and, as was the case in 2016, the Company’s highest annual earnings to-date. 2017 was the Company’s sixth consecutive year of significant earnings growth during Mr. Albright’s six-year tenure. Other highlights for the year included the development of two new single-tenant restaurants on the Company’s beachfront parcel in Daytona Beach, the acquisition of income properties in Oregon and Massachusetts, the acquisition of the LPGA land previously leased from the City of Daytona Beach (the “City”), the lease-up of The Grove at Winter Park retail center, and amendment and expansion of the Company’s revolving credit facility. Mr. Albright continued to enhance the Company’s reputation and standing in the local and regional community through his involvement in business and community events and organizations, including speaking engagements and board memberships such as his role on the board of the CEO Business Alliance and Vice Chairman of the Volusia County Beachside Redevelopment Committee. In early 2018, Mr. Albright was awarded the annual “Vision Award” by the Volusia County Association for Responsible Development, in recognition of his passion and commitment to enhancing the Volusia County and Daytona Beach area. In January 2018, the Board, upon the recommendation of the Compensation Committee, determined that Mr. Albright was eligible for the full 150% of target for the qualitative portion under the Annual Incentive Plan.

Mr. Albright reviewed Mr. Patten’s performance for 2017 with input from the Board. His salary increase was based on the Company’s overall performance, the achievement of certain of the 2017 Goals, his contributions as Chief Financial Officer, and the compensation benchmarking information available to the Compensation Committee. Mr. Patten’s key accomplishments for 2017 included the continued enhancement of shareholder outreach, including coordinating the establishment of the first equity research coverage by a sell-side analyst in the Company’s history. Mr. Patten also led the Company’s amendment and expansion of the revolving credit facility, and he contributed significantly to the successful outcome of the contested director election at the 2017 Annual Meeting. He also continued to enhance the Company’s reputation and standing in the local and regional community through his involvement in business and community events and organizations, including as a member of the Board of the Daytona Beach Regional Chamber of Commerce, the Board of the Futures Foundation for Volusia County Schools, the Board of the Peabody Auditorium Foundation, and his nomination to join the Civic League of the Halifax Area. In January 2018, the Board, upon the recommendation of Mr. Albright and the Compensation Committee, determined that Mr. Patten was eligible for the full 150% of target for the qualitative portion under the Annual Incentive Plan.

Mr. Albright reviewed Mr. Smith’s performance for 2017 with input from the Board. His salary increase was based on the Company’s overall performance, the achievement of certain of the 2017 performance goals, his contributions as General Counsel and Corporate Secretary, and the compensation benchmarking information available to the Compensation Committee. Mr. Smith’s key accomplishments for 2017 included his assistance to the Compensation Committee with respect to the implementation of the Company’s enhanced executive compensation program, and his leading role in the Company’s successful proxy contest defense at the 2017 Annual Meeting. In January 2018, the Board, upon the recommendation of Mr. Albright and the Compensation Committee, determined that Mr. Smith was eligible for the full 150% of target for the qualitative portion under the Annual Incentive Plan.

The table below sets forth the actual awards earned by each of the NEOs under the Annual Incentive Plan based on their achievements during 2017:

Officer	2017 Actual Award	% of Target
John P. Albright	$386,250	150%
Mark E. Patten	$177,150	150%
Daniel E. Smith	$148,629	150%

For 2018, the metrics selected by the Compensation Committee under the Annual Incentive Plan, and the weighting applied to each, are set forth below:

●

Land Transaction Activity: The Company continues to execute its strategic business plan of monetizing its legacy undeveloped land portfolio and redeploying the proceeds into income-producing assets in a tax-efficient manner. The Board recognizes that expeditiously monetizing the Company’s land portfolio at accretive pricing levels is, at this stage of the Company’s existence, of paramount importance for building shareholder value. The feedback received from shareholders overwhelmingly supports this conclusion. This is particularly important for 2018, as the Company has an unprecedented pipeline of pending land transaction contracts. As a result, for 2018, 40% of the available cash incentive payout will be determined based on land transaction activity, which will be allocated 30% to actual gross proceeds from land sales that close in 2018, and 10% to new land transaction contracts entered into in 2018. Qualifying transactions must be at pricing levels that are accretive based on per-parcel pricing established and approved by the Compensation Committee during the first 90 days of the year, or otherwise pursuant to a transaction approved by the Board. The weighting for this metric, and the weighting between closings and new contracts, may be adjusted in future years depending on the Company’s progress in executing its business plan.

●

Investment Activity: As the Company executes its strategic business plan of monetizing its land portfolio and investing the proceeds in income properties, management’s effective redeployment of land sales proceeds is critical to the long-term success of the Company. In particular, as a result of the record land transaction proceeds achieved in 2017, and the significant pipeline of potential land transactions for 2018, the redeployment of the anticipated proceeds takes on increased importance for 2018. In addition, the Company anticipates monetizing certain income property investments in certain markets in order to continue to enhance the composition and quality of our portfolio. As a result, for 2018, 40% of the available cash incentive payout will be determined based on management’s investment activity, which will be allocated 35% to income property acquisitions and 5% to income property dispositions, both at cap rates approved by the Board, or transactions otherwise approved by the Board.

The Board continues to recognize that some elements of executing our strategic business plan and otherwise managing the Company are not readily quantifiable and, as a result, for 2018, the remaining 20% of the available cash incentive payout will be determined based on a combination of discretionary goals of both an objective and subjective nature to be established by the Compensation Committee, such as value maximizing activities with respect to the existing portfolio of income-producing investments, investor outreach and shareholder relations, the level of general and administrative expenses, capital structure such as leverage and term, value enhancing activities such as stock repurchases, executive leadership, and individual goals or projects. This ensures that strong individual efforts are still recognized and rewarded. We note that, for 2018, as a result of our ongoing evaluation of the metrics under the Annual Incentive Plan, the Compensation Committee determined that, because of the mostly static, non-variable nature of the Company’s predominantly net lease income property portfolio, financial performance of the Company’s existing investment portfolio would be included as part of the 20% qualitative component rather than as a separate, stand-alone quantitative metric.

We believe that by choosing the above-described metrics, the Compensation Committee can objectively and accurately assess management’s progress in executing our strategic business plan. We note that certain metrics used in years past by the Compensation Committee to evaluate the NEOs’ annual performance, such as earnings per share (EPS) and increases to book value, are not included in the performance metrics that were selected for 2017 or 2018 under the Annual Incentive Plan. Although these metrics may be appropriate and valuable under certain circumstances, we believe that because of the generally low historic cost basis in our land (much of which was acquired over 100 years ago), these metrics are not appropriate or particularly useful in measuring management’s productivity in executing our business plan. Feedback from our shareholders has been consistent with this perspective.

For 2018, the award opportunity levels under the Annual Incentive Plan, based on achieving the Goals for each metric, will be as follows:

2018 Bonus Payout Opportunities

Name	Base Salary	Threshold	Payout at Threshold	Target	Payout at Target	Maximum	Payout at Max.
John P. Albright	$545,000	38%	$207,100	75%	$408,750	113%	$615,850
Mark E. Patten	$255,000	25%	$63,750	50%	$127,500	75%	$191,250
Daniel E. Smith	$220,000	25%	$55,000	50%	$110,000	75%	$165,000

As indicated above, payouts can be greater than “target” when actual performance exceeds expectations; and in the event actual performance fails to achieve the “threshold” goal, no payout will have been earned for such metric. If the level of performance falls between threshold and target, or between target and maximum, linear interpolation will be used to determine the percentage of target performance achieved. The threshold, target, and maximum goals for each performance metric, and actual results for 2018, will be disclosed in the 2019 proxy statement as part of the discussion of 2018 compensation.

Our Chief Executive Officer’s target total cash compensation for 2018 (base salary plus target annual cash incentive) of $953,750 is 1% less than the median actual total cash compensation for the 2018 Peer Group based on peer group compensation data for fiscal year 2016 (the most recent year available when compensation decisions were made in January 2018). Target total cash compensation for the other NEOs for 2018 is an average of 27% below the median for their positions (using the same peer group data).

Under the Annual Incentive Plan, if a participant experiences a qualifying termination (as defined below) prior to or on December 31 of the applicable plan year, such participant will be entitled to receive a prorated annual cash incentive payment for such plan year. The prorated amount will be based on the number of days worked by the participant during the applicable plan year prior to and including the date on which the participant’s termination of employment occurs. The Annual Incentive Plan defines a “qualifying termination” as a termination of employment on or after April 1 of the applicable plan year by (a) the Company without cause or (b) the participant for good reason. “Cause” and “good reason” will have the meanings ascribed to such terms in such participant’s employment or similar agreement or, if no such agreement exists, then as defined in the Annual Incentive Plan. Any prorated annual cash bonus will be payable no later than 30 days following the participant’s termination of employment based on the “target” level of achievement.

Equity Compensation. The Consolidated-Tomoka Land Co. Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”) was adopted by the Board and approved by the shareholders in 2010. In 2013, the Board and shareholders approved a full amendment and restatement of the 2010 Plan. In 2014, the 2010 Plan was amended to increase to 450,000 the number of authorized shares, which was also approved by the shareholders. In 2016, the 2010 Plan was amended to prohibit the cancellation of

“out-of-the-money” stock options and stock appreciation rights for cash without prior shareholder approval. We are proposing several additional amendments to the 2010 Plan, including to increase the authorized number of shares thereunder from 450,000 to 720,000, to extend the term of the 2010 Plan to April 25, 2028, and to incorporate certain corporate governance best practices into the 2010 Plan, all as described below in the discussion regarding Proposal 4.

Awards under the 2010 Plan are approved by the Compensation Committee. The 2010 Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Compensation Committee has the discretion to determine the terms of each award. Awards under the 2010 Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and performance units. Employees of the Company and its subsidiaries and nonemployee directors may be selected by the Compensation Committee to receive awards under the 2010 Plan. Awards (other than stock options and stock appreciation rights) will be counted against the 2010 Plan maximum number of available shares in a 1.41-to-1 ratio. Time-vested full value awards, such as restricted stock, are used primarily as a retention tool. While time-vested full value equity awards do not reward stock price growth to the same extent as stock options or performance-conditioned awards, the Compensation Committee believes that time-vested full value awards enhance the alignment between employees and shareholders, and serve as a competitive retention vehicle. The time-vested restricted stock granted in 2016, 2017 and 2018 vests ratably over approximately three years provided that the holder is continuously employed with us through each anniversary date. The performance shares vest as described below under “New Equity Compensation Practices.” The reserved share amount under the 2010 Plan is subject to adjustments by the Compensation Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, and other similar transactions or events. The 2010 Plan also contains limits on the number of shares represented by awards that any participant may receive during any one calendar year, as described more fully below.

The Board and the Compensation Committee intend that the 2010 Plan will be the primary vehicle for providing long-term compensation to and retention of its NEOs and other key managers in the near term. The table on page      below entitled “Outstanding Equity Awards at Fiscal Year End for 2017” describes the equity awards granted under the 2010 Plan that are currently outstanding.

New Equity Compensation Practices. In response to the feedback we received from our extensive shareholder outreach program in the fall of 2016, and after consultation with Korn Ferry, in early 2017 the Company substantially altered its practices with respect to long-term equity incentive compensation. The long-term incentive component of our executive compensation program will now employ a combination of restricted stock and performance share awards which vest over time to motivate and reward long-term, multi-year performance and facilitate retention of our executives. Restricted stock awards, which generally vest ratably over a three-year period, create a balanced focus on the achievement of short-term and long-term financial and operational goals and stock price performance. Performance share awards are earned based on multi-year performance over a three-year performance cycle.

Pursuant to the performance share awards, each participant is eligible to vest in and receive shares of the Company’s common stock based on an initial target number of shares granted, the vesting of which is based on the total shareholder return (“TSR”) achieved by the Company during the performance period in comparison to that of our peer group. For the awards made in 2018, the performance period is from January 1, 2018 through December 31, 2020. Between 0% and 150% of the target performance shares will be eligible to vest based on the achievement of threshold, target and maximum TSR goals relative to the TSR achieved by the specified peer group. The threshold, target and maximum TSR goals for the current performance period are the achievement of TSR during the performance period that places the Company in the 34th, 51st or 67th percentile, respectively, of the TSR achieved during the performance period by the companies in the peer group. If performance falls in between the threshold and target goals or the target and maximum goals, linear interpolation will be used to determine the percentage of target performance achieved. In addition, each performance share award entitles its holder to a cash payment equal to the aggregate dividends that would have been paid on the total number of performance shares that ultimately vest, as if such shares had been outstanding on each dividend record date over the period from the grant date through the issuance of the shares. Such dividend equivalents will be subject to the same vesting and forfeiture requirements as the underlying performance shares to which they relate. In the event of a nonqualifying termination of a participant prior to the performance period end date, all of the rights to performance shares will be automatically forfeited along with the participants’ rights to the cash payment of any dividend equivalent. For our Chief Executive Officer, the equity awards in January 2018 were weighted, based on grant date fair value, approximately 60% to performance shares, and 40% to restricted shares. For the other NEOs, such weighting was approximately 53% to performance shares, and 47% to restricted shares.

The use of a relative TSR metric as the vesting criteria for the performance share awards ensures alignment between shareholders and participants. It ensures that positive TSR due to macroeconomic trends does not result in inappropriately high compensation for a participant where the Company’s absolute TSR lags peers. Similarly, it has the potential to reward an executive when there is outperformance of peers, but perhaps weaker TSR on an absolute basis through no fault of the executive. In the event the Company’s TSR lags on a relative basis, it is possible no shares would vest. If the Company has strong TSR on an absolute basis and outperforms its peers over the three-year period, the participant would benefit just as the shareholders would over that period. Similarly, but distinctly, if the Company’s TSR outperforms the peer group, but absolute TSR is negative, then notwithstanding the executive’s superior performance, vesting of the performance share awards will be limited to 100% of target (i.e., no “outperform” level of vesting is available if shareholders have not profited).

The Compensation Committee believes that by adopting this practice it will serve to incentivize and reward executives for strong performance over the long-term.

The following restricted stock and performance share awards were granted to our NEOs in 2018:

2018 NEO Equity Awards
NEO	Target Number of Performance Shares Granted	Number of Shares of Restricted Stock Granted
John P. Albright	8,134	6,101
Mark E. Patten	1,903	1,903
Daniel E. Smith	1,800	1,800

In setting long-term incentive plan award levels, our Compensation Committee considers resulting total compensation to our executives, including all elements of compensation described above, our Company’s performance, and the market for compensation of executives of competitors and other comparable market participants (in particular the peer group benchmarking data). For 2018, in consultation with Korn Ferry and valuation experts, the Compensation Committee constructed a compensation package for our CEO that, based on target payout and vesting levels, approximates the 50th percentile for CEO compensation within our peer group.

At Risk Compensation. For 2018, 72% of our Chief Executive Officer’s target total compensation is “at risk,” and 52% is “performance-based” and subject to performance measures. Of the performance-based compensation, 92% is subject to pre-defined objective measures. The following illustrates our Chief Executive Officer’s 2018 total compensation at target level:

CEO Target Direct Compensation

401(k) Plan. Employees (including the NEOs) may participate in our 401(k) Plan, a tax-qualified retirement plan maintained to provide the opportunity to provide for retirement through tax-advantaged employee contributions. The 401(k) Plan permits eligible employees to contribute compensation up to the maximum limit set annually by the Internal Revenue Service, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective contributions are immediately vested and non-forfeitable in the 401(k) Plan. Since January 2012, eligibility for the 401(k) Plan required six calendar months of service in which the employee is credited with 160 hours of service in each month. The Company made a matching contribution equal to 25% of the contributions made by plan participants. Commencing with 2015, the Company adopted a “safe harbor” matching program, in which the Company matches (i) 100% of the employee’s contribution up to 3% of the employee’s compensation and (ii) 50% of the employee’s contribution up to the employee’s next 2% of compensation, for a total potential match of 4% of the employee’s compensation, subject to certain limitations imposed by the Internal Revenue Code.

Health and Welfare Benefits. We provide to each named executive officer, and all full time employees, medical, dental and vision coverage as well as long-term disability and life insurance. The Company also pays a portion of the cost to cover employees’ dependents under the medical, dental and vision plans.

Perquisites. The Company does not provide its NEOs with any perquisites or personal benefits.

Other Matters

Stock Ownership. In August 2016, we adopted new and enhanced stock ownership guidelines for our directors and executive officers. These guidelines require the following minimum ownership levels of the Company’s common stock:

(i) Directors: the greater of (A) sufficient shares such that their value equals or exceeds five times the director’s annual retainer fee and (B) 2,000 shares.

(ii) Chief Executive Officer: sufficient shares such that their value equals or exceeds six times his or her annual base salary.

(iii) Other executive officers: no less than 1,000 shares.

Compliance with these ownership guidelines are measured on the first trading day of each calendar year (the “Compliance Date”), commencing on the fifth Compliance Date after the later of (a) August 8, 2016 or (b) the date such person is first elected or appointed to such position. Although measuring compliance under these guidelines will not commence until January 4, 2021, all of the named executive officers and all but three of the current directors currently hold sufficient shares to satisfy the guidelines.

In addition, with respect to shares of the Company’s common stock acquired through the vesting of restricted stock or the exercise of a stock option (“incentive plan shares”) where such restricted stock or stock option was granted under an equity incentive plan of the Company, any director or executive officer who has not previously satisfied these ownership guidelines must retain at least 50% of the incentive plan shares (net of any shares sold to pay required taxes triggered by the vesting of restricted stock or the exercise of a stock option) until such time as such director or officer has satisfied these guidelines on a Compliance Date as set forth above.

Clawback Policy. In August 2016, we adopted an executive compensation recovery policy pursuant to which the Company will seek to recover or cancel any incentive-based compensation paid to an executive officer during the three-year period preceding the date as of which the Company is required to prepare restated financial results, in the event of our material non-compliance with financial reporting requirements of applicable securities laws, to the extent that such compensation exceeds the amount that would have been paid to the executive officer had it been based on the restated results. The Board is authorized to administer this policy consistent with the requirements of Section 10D of the Exchange Act and applicable rules or standards adopted by the SEC and the NYSE or such other national exchange on which our shares may be listed.

Anti-Pledging Policy. In August 2016, our insider trading policy covering our directors and employees was revised to prohibit pledging. Under the policy, no director, officer or employee, or any designee of such person, is permitted to purchase on margin, borrow against on margin, or pledge as collateral for a loan any Company’s securities, whether granted to such person by the Company as part of his/her compensation, or directly or indirectly acquired and held by such person.

Anti-Hedging Policy. Employees and directors, or any designee of such employee or director, are not permitted to purchase financial instruments that are designed to hedge or offset any decrease in the market value of our equity securities that have been granted to the employee or director by us as part of the employee’s or director’s compensation or that are directly or indirectly held by the employee or director.

Severance Benefits. Mr. Albright’s employment agreement provides that if his employment is terminated by the Company without cause (as defined in the employment agreement), the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary, in one lump sum payment, on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. Mr. Albright’s employment agreement also provides that if, after a change in control of the Company (as defined in the employment agreement), Mr. Albright’s employment is terminated by the Company other than for cause or Mr. Albright voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 275% of the sum of (i) his then-current base salary and (ii) his then-current annual target bonus in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

Mr. Patten’s employment agreement provides that if, after a change in control of the Company (as defined in the employment agreement, as amended), Mr. Patten’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Patten voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of his then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

Mr. Smith’s employment agreement provides that if, prior to October 22, 2019, his employment is terminated by the Company without cause (as defined in the employment agreement), the Company will pay Mr. Smith an amount equal to 100% of his then-current base salary, in one lump sum payment, on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. Mr. Smith’s employment agreement also provides that if, after a change in control of the Company (as defined in the employment agreement, as amended), Mr. Smith’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Smith voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of his then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

One additional executive officer of the Company has an employment agreement entitling him to severance benefits, otherwise none of our other employees has a severance agreement or an employment agreement providing severance benefits; however, all full-time employees of the Company may qualify to participate under the Company’s broad-based severance policy.

Vesting of unexercised stock options, restricted shares and performance shares. Each option holder’s individual award agreement or agreements entered into pursuant to the 2001 Plan provide that all unvested stock options and tandem SARs become vested upon the occurrence of a change in control. All equity awards agreements entered into with our NEOs and other officers pursuant to the 2010 Plan (including the award agreements pertaining to stock options, time-based restricted shares, performance-based restricted shares and performance shares) provide that all unvested awards become vested upon the officer’s termination of employment without cause or the officer’s resignation for good reason (as such terms are defined in the executive’s employment agreement or the award agreement, as applicable), in each case, within 24-months following a change in control. Some of the award agreements with non-officers under the 2010 Plan provide that unvested time-based restricted shares become vested upon the occurrence of a change in control.

Advisory Vote to Approve Executive Compensation. We conducted an advisory vote to approve executive compensation last year at the 2017 Annual Meeting. While this vote was not binding on the Company, the Board, or the Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis to express their views regarding executive compensation. At the 2017 Annual Meeting, 58.8% of the votes (and 85.3% of the non-Wintergreen votes) cast on the advisory vote to approve the executive compensation proposal were in favor of our named executive officers’ compensation as disclosed in our proxy statement, and as a result the proposal was approved. We have determined that our shareholders should vote on a

Say-on-Pay proposal each year, consistent with the preference expressed by our shareholders at the 2017 Annual Meeting.

Absence of Interlocks. None of the members of the Compensation Committee is or has been an executive officer of the Company, and no director who served on the Compensation Committee during 2017 had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the Compensation Committee during 2017.

Tax and Accounting Implications

Deductibility of Executive Compensation. In designing our compensatory programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. In addition, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct from our federal income tax return for any single taxable year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements, although this exception is severely limited beginning in 2018, as described below. The material terms of the 2010 Plan were previously approved by shareholders in 2013 for purposes of Section 162(m), which allowed us to grant certain long-term incentive awards that are designed to meet the definition of performance-based compensation under Section 162(m) in order to qualify for the performance-based exception to the $1 million deduction limit. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee did not previously limit executive compensation to amounts deductible under Section 162(m) if the Compensation Committee determined that doing so is in the best interests of the Company.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modifies Section 162(m) and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be non-deductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) (the “Covered Employees”) will include any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company.

Nonqualified Deferred Compensation. Effective January 1, 2005, Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. In general, we intend to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe we are currently operating such plans in compliance with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2017. Submitted by the Compensation Committee: Thomas P. Warlow, III, Chairman, William L. Olivari and Casey R. Wold.

Summary Compensation Table for 2015-2017

The following table summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2015, 2016, and 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non- Equity Incentive Plan Compensation ($)(1)	Time- Based Restricted Stock Awards ($)(2)	Performance- Based Restricted Stock and Performance Share Awards ($)(3)	Option Awards ($)(6)	All Other Compensation ($)	Total ($)
John P. Albright	2017	515,000	—	386,250	256,083	257,984	—	19,458(7)	1,434,775
President & CEO	2016	515,000	—	216,300	269,278	155,920(4)(5)	558,800(4)	19,258(7)	1,734,556
	2015	500,000	270,000	—	458,237	3,434,060(4)(5)	843,200(4)	18,101(7)	5,523,598
Mark E. Patten	2017	236,200	—	177,150	110,119	111,320	—	12,066(8)	646,855
Senior Vice President &	2016	227,115	—	87,439	134,639	—	—	11,566(8)	460,759
Chief Financial Officer	2015	220,500	109,148	—	164,909	—	—	11,566(8)	506,123
Daniel E. Smith	2017	198,172	—	148,629	110,119	111,320	—	11,857(9)	580,097
Senior Vice President,	2016	190,550	—	—	134,639	—	—	11,516(9)	403,398
General Counsel & Corporate Sec.	2015	185,000	83,250		27,485	—	—	24,503(9)	320,238

(1)

In accordance with SEC rules, the bonus amounts paid in 2018 under the Company’s Annual Executive Cash Bonus Plan relating to performance in 2017 are being reported in the “Non-Equity Incentive Plan Compensation” column.

(2)

Amounts consist of the aggregate grant date fair value of restricted stock awarded, calculated by multiplying the number of shares issued by the Company’s stock price at the grant date, less the present value of expected dividends during the vesting period.

(3)

Amounts consist of the aggregate grant date fair value of restricted stock and performance shares awarded, based on the probable outcome of conditions required to be met for vesting, computed in accordance with FASB ASC Topic 718. Amount does not reflect whether Messrs. Albright, Patten or Smith have actually realized or will realize a financial benefit from the award, which is subject to performance conditions. For information on the valuation assumptions used in these computations, refer to Note 16 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements included in our 2017 Annual Report on Form 10-K. The grant date fair value of the performance shares awarded to Messrs. Albright, Patten and Smith in 2017, assuming attainment of the maximum vesting level for the performance period ending December 31, 2019, was $386,976, $166,980 and $166,980, respectively.

(4)

In May 2015, in connection with the execution of his amended and restated employment agreement, Mr. Albright received (i) a grant of an option to purchase 40,000 shares of our common stock (the “May 2015 Option Grant”) and (ii) a grant of 94,000 shares of restricted common stock (the “May 2015 Restricted Share Grant” and, together with the May 2015 Option Grant, the “May 2015 Grants”). Upon review, it was determined that the individual annual award limit under the 2010 Plan of 50,000 shares was inadvertently exceeded by the May 2015 Grants. In consultation with the Board and outside advisors, Mr. Albright elected to rectify the overage by surrendering in full the May 2015 Option Grant and surrendering in part the May 2015 Restricted Share Grant (the surrendered portion of the May 2015 Grants being the “2015 Excess Awards”), which surrender occurred in February 2016. In connection therewith, the Compensation Committee, having determined that the May 2015 Grants were consistent with the Company’s compensation philosophy of establishing long-term incentives for creating additional shareholder value, in February 2016 awarded Mr. Albright (i) an option to purchase an additional 40,000 shares of our common stock under the 2010 Plan and (ii) a grant of 4,000 restricted shares of our common stock, both of which are discussed in more detail in Note 16 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(5)

These amounts represent the grant date fair value of the performance-based restricted shares awarded to Mr. Albright on February 26, 2016 and May 20, 2015, respectively. The May 20, 2015 award consisted of 94,000 shares of restricted stock that were to vest based on share price appreciation; however, as of February 26, 2016, 72,000 of the 94,000 shares (with a grant date fair value of $2,481,300) were voluntarily surrendered by Mr. Albright in connection with resolution of the 2015 Excess Awards. The value of the awards at the grant date, assuming that each level of performance conditions for vesting would have been achieved, was $7,750,000. Of the 26,000 restricted shares that were awarded in 2015 and 2016 and not permanently surrendered in February 2016, 4,000 have vested (2,000 in December 2017 and 2,000 in January 2018), and none of the remaining restricted shares will vest unless the Company’s share price increases to the thresholds referenced in the table entitled “Outstanding Equity Awards at Fiscal Year End for 2017” on page      below.

(6)

Amounts consist of the aggregate grant date fair value of stock options awarded in accordance with FASB ASC Topic 718 as follows: Mr. Albright—2016 valuation, $558,800 (stock options); and 2015 valuation, $843,200 (stock options). See Note 16 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, for the relevant assumptions used to determine the valuation of stock option awards. These amounts reflect our accounting for these stock options and do not correspond to the actual values that may be recognized by Mr. Albright. These stock options have exercise prices of $57.50 for the grant made in February 2015, $55.62 for the grant made in May 2015 (which grant was subsequently surrendered in full (with a grant date fair value of $558,800)), and $55.62 for the grant made in February 2016, while our closing stock price on March 2, 2018 was $            .

(7)

Amounts reflect group term life insurance and long-term disability insurance premiums paid on behalf of Mr. Albright by the Company, and 401(k) plan employer matching contributions, all as follows: during fiscal 2017: $1,242 (life insurance), $7,416 (disability insurance) and $10,800 (401(k) match); during fiscal 2016: $1,242 (life insurance), $7,416 (disability insurance) and $10,600 (401(k) match); and during fiscal year 2015: $1,242 (life insurance), $6,259 (disability insurance) and $10,600 ((401(k) match).

(8)

Amounts reflect group term life insurance premium paid on behalf of Mr. Patten by the Company, and 401(k) plan employer matching contributions, as follows: during fiscal year 2017: $1,266 (life insurance) and $10,800 (401(k) match); during fiscal 2016: $966 (life insurance) and $10,600 (401(k) match); and during fiscal 2015: $966 (life insurance) and $10,600 (401(k) match).

(9)

Amounts reflect group term life insurance premium paid on behalf of Mr. Smith by the Company, 401(k) plan employer matching contributions, and reimbursement of moving expenses, as follows: during fiscal year 2017: $1,057 (life insurance) and $10,800 (401(k) match); during fiscal 2016: $916 (life insurance) and $10,600 (401(k) match); and during fiscal 2015: $15,860 (moving expenses), $580 (life insurance) and $8,063 (401(k) match).

Total Realized Compensation Table for 2015-2017

The SEC’s calculation of total compensation, as shown in the “Summary Compensation Table” set forth on page     , includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by our NEOs in a particular year. To supplement the SEC-required disclosure, we have included the additional table below, which shows the total compensation actually realized with respect to the applicable year in which benefit was received, not the year the award was made.*

Name and Principal Position	Year	Salary ($)	Bonus (A)($)	Time- Based Restricted Stock Vesting (B)($)	Performance- Based Restricted Stock and Performance Share Vesting (B)($)	Option Exercises (B)($)	All Other Compensation (C)($)	Total ($)
John P. Albright	2017	515,000	216,300	366,118	126,000	—	19,458	1,242,876
President & CEO	2016	515,000	270,000	213,363	—	—	19,258	1,017,621
	2015	500,000	283,500	112,100	—	678,990	18,101	1,592,691
Mark E. Patten	2017	236,200	87,439	148,342	187,470	192,840	12,066	864,357
Senior Vice President & Chief Financial Officer	2016 2015	227,115 220,500	109,148 115,500	77,707 39,235	— —	— —	11,566 11,566	425,536 386,801
Daniel E. Smith	2017	198,172	66,693	64,313	78,133	—	11,857	419,148
Senior Vice President, General Counsel & Corporate Sec	2016 2015	190,550 185,000	83,250 16,000	7,518 —	— —	— —	11,516 24,503	292,834 225,503

*

Amounts reported as Total Realized Compensation differ substantially from the amounts determined under SEC rules as reported in the “Total” column of the “Summary Compensation Table.” Total Realized Compensation is not a substitute for the total compensation as shown above in the “Total” column in the “Summary Compensation Table.” This supplemental table does not include all items required to be included as compensation in the “Summary Compensation Table.” Total Realized Compensation consists of (a) the actual salary paid during the indicated year, (b) the annual incentive cash bonus paid during the indicated year, (c) the market value on the vesting date of restricted shares vesting during the indicated year, and (d) the difference between the current market price and the strike price upon the exercise of stock options that occurred during the indicated year. For more information on total compensation as shown above in the “Total” column in the “Summary Compensation Table” under the SEC rules, see the notes accompanying the “Summary Compensation Table.”

(A)	Taxable in the year paid, related to prior year’s performance.
(B)	Vesting/Exercises — taxable value to NEO at the time of vesting or exercise, as applicable.
(C)	Consists of all other compensation included on the “Summary Compensation Table” under the “All Other Compensation” column.

We believe the above table illustrates how our compensation programs have successfully linked pay with performance, as the “realized pay” lags significantly behind the total compensation shown in the Summary Compensation Table, particularly for our Chief Executive Officer. The future realization of a substantial portion of reported total compensation is directly linked to performance against pre-set, measurable metrics and goals. In addition, we believe this table assists in clarifying that the portion of the 2015 Excess Awards that were permanently surrendered in February 2016 have not resulted in (and will never result in) “realized pay” for our CEO, even though the full grant date fair value of the awards is required to be reflected in the Summary Compensation Table above.

Grants of Plan-Based Awards during the Year Ended December 31, 2017

The following table summarizes the grants of plan-based awards to our named executives for the fiscal year ended December 31, 2017.

Grants of Plan-Based Awards for the Year Ended December 31, 2017

Name	Grant/ Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock(1)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
John P. Albright	1/25/2017	128,750	257,500	386,250	—	—	—	—	—
	1/25/2017	—	—	—	—	—	—	4,651	256,083
	2/3/2017	—	—	—	2,318	4,635	6,953	—	257,984
Mark E. Patten	1/25/2017	59,050	118,100	177,150	—	—	—	—	—
	1/25/2017	—	—	—	—	—	—	2,000	110,119
	2/3/2017	—	—	—	1,000	2,000	3,000	—	111,320
Daniel E. Smith	1/25/2017	49,543	99,086	148,629	—	—	—	—	—
	1/25/2017	—	—	—	—	—	—	2,000	110,119
	2/3/2017	—	—	—	1,000	2,000	3,000	—	111,320

(1)

These restricted share grants were awarded to Messrs. Albright, Patten and Smith on January 25, 2017 based on their 2016 performance and were made pursuant to the 2010 Plan. The stock price at the time of the grant was $55.47.

Outstanding Equity Awards at Fiscal Year End for 2017

The following table sets forth certain information with respect to all exercisable and unexercisable stock options and outstanding time-based restricted stock and performance-based equity awards previously awarded to the named executive officers as of December 31, 2017.

Name	Option Awards					Stock Awards(3)
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
John P. Albright	20,000	(2)	—	57.50	1/28/2025	11,318	718,693	28,635	1,818,323	(5)
John P. Albright	26,400	(2)	13,600	55.62	1/28/2025
Mark E. Patten	10,000		—	29.34	4/16/2022	5,000	317,500	5,000	317,500	(6)
Daniel E. Smith	10,000		—	50.00	10/22/2024	4,167	264,605	3,250	206,375	(7)

(1)

Other than as noted in footnote 2 below, stock options for Messrs. Albright, Patten and Smith become exercisable in three equal annual installments beginning on the first anniversary of their respective grant dates, with full exercisability upon a change in control. They remain exercisable until they expire ten years from the date of grant, subject to earlier expiration upon termination of employment. Any unvested portion of the option will vest upon a change in control.

(2)

Outstanding stock options for Mr. Albright became exercisable (i) with respect to the option to purchase 20,000 shares awarded in 2015, 100% on January 28, 2016, and (ii) with respect to the option to purchase 40,000 shares awarded in 2016, in three approximately equal annual installments beginning on the award date (1/3 vested immediately), then on each of January 28, 2017 and January 28, 2018. Otherwise their terms are consistent with the stock options described in footnote 1 above.

(3)

These columns include (i) restricted stock awarded to Messrs. Albright, Patten and Smith (A) in connection with their respective employment agreements (performance-based vesting) and (B) for their 2014, 2015 and 2016 performance (time-based vesting); and (ii) performance shares awarded to them in 2017. The performance-based restricted stock will vest in multiple segments based on our stock attaining certain target prices per share. The time-based restricted stock vests over a three-year period. The performance share awards entitle the recipients to receive, at the conclusion of a three-year performance period, shares of common stock of the Company, the number of such shares to be between 0% and 150% of the number of performance shares awarded, based on the Company’s TSR over the performance period as compared to the TSR of a certain peer group of companies. See Note 16 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements included in our 2017 Annual Report on Form 10-K. The grant date fair value of the performance based restricted stock awards and the performance shares, based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with FASB ASC Topic 718), is the amount reported in the “Performance-Based Restricted Stock Awards” column of the “Summary Compensation Table.”

(4)	Values are calculated as of December 31, 2017, using the closing market price per share of our stock on that date of $63.50 and, with respect to performance shares, assuming vesting at the 100% level.
(5)

This amount is attributable to (i) 24,000 restricted shares that vest only if the Company’s share price achieves the following thresholds (for the specified number of shares): $65 (2,000), $70 (18,000) and $75 (4,000); and (ii) 4,635 performance shares, which entitle the recipient to receive a certain number of shares of the common stock of the Company upon expiration of the three-year vesting period as described in footnote 3 above.

(6)

This amount is attributable to (i) 3,000 restricted shares that vest only if the Company’s share price achieves $65 per share; and (ii) 2,000 performance shares, which entitle the recipient to receive a certain number of shares of the common stock of the Company upon expiration of the three-year vesting period as described in footnote 3 above.

(7)

This amount is attributable to (i) 1,250 restricted shares that vest only if the Company’s share price achieves $65 per share and (ii) 2,000 performance shares, which entitle the recipient to receive a certain number of shares of the common stock of the Company upon expiration of the three-year vesting period as described in footnote 3 above.

Option Exercises and Stock Vested During the Year Ended December 31, 2017

The following table sets forth the total stock options exercised and the total restricted stock that had vested for the named executive officers during the year ended December 31, 2017.

	OPTION AWARDS(1)		STOCK AWARDS(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. Albright	—	—	8,667	492,118
Mark E. Patten	10,000	192,840	5,700	335,812
Daniel E. Smith	—	—	2,417	142,426

(1)

Stock options vesting in 2017 for Mr. Albright became exercisable (i) with respect to the option to purchase 20,000 shares awarded in 2015, 100% on January 28, 2016, and (ii) with respect to the option to purchase 40,000 shares awarded in 2016, one-third immediately upon awarding of the option on February 26, 2016, and one-third on January 28, 2017. Stock options vesting in 2017 for Messrs. Patten and Smith become exercisable in three equal annual installments beginning on the first anniversary of their respective grant dates, with full exercisability upon a change in control. All such stock options remain exercisable until they expire ten years from the date of grant, subject to earlier expiration upon termination of employment. Any unvested portion of the option will vest upon a change in control. The value realized on exercise is computed by multiplying the number of shares exercised by the appreciation per share, or the closing market price of our stock on the exercise date less the option exercise price.

(2)

Restricted shares vesting in 2017 are comprised of (i) a portion of the time-based restricted shares awarded in 2014, 2015 and 2016 as compensation for 2013, 2014 and 2015 performance, respectively; and (ii) a portion of the performance-based restricted shares awarded to each of Messrs. Albright, Patten and Smith on May 20, 2015, April 16, 2012, and October 22, 2014, respectively.

Potential Payments Upon Termination or Change in Control

We entered into an employment agreement with Mr. Albright on June 30, 2011, in connection with his appointment as our President and Chief Executive Officer effective August 1, 2011, which agreement was amended and restated on May 20, 2015, which was further amended on February 26, 2016 and August 4, 2017. Pursuant to his employment agreement, if Mr. Albright’s employment is terminated by the Company without cause (as defined in the employment agreement), the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary in one lump sum payment, on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. If, after a change in control of the Company (as defined in the employment agreement), Mr. Albright’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Albright voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 275% of the sum of (i) his then-current base salary and (ii) his then-current annual target bonus, in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

We entered into an employment agreement with Mr. Patten on April 16, 2012, in connection with his appointment as our Senior Vice President and Chief Financial Officer, which agreement was amended on February 26, 2016 and August 4, 2017. Pursuant to the employment agreement, if, after a change in control of the Company (as defined in the employment agreement), Mr. Patten’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Patten voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

We entered into an employment agreement with Mr. Smith on October 22, 2014, in connection with his appointment as our Senior Vice President, General Counsel and Corporate Secretary, which agreement was amended on February 26, 2016 and August 4, 2017. Pursuant to his employment agreement, if Mr. Smith’s employment is terminated by the Company without cause (as defined in the employment agreement) prior to October 22, 2019, the Company will pay Mr. Smith an amount equal to 100% of his then-current base salary in one lump sum payment, on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. If, after a change in control of the Company (as defined in the employment agreement), Mr. Smith’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Smith voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the 45th day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

One additional executive officer of the Company has an employment agreement entitling him to severance benefits, otherwise we do not have any other employment agreements, change in control agreements, or severance agreements with any of our executive officers or employees. Benefits payable upon termination of a currently named executive officer include awards granted pursuant to the 2010 Plan, which may become fully vested, in the discretion of the Compensation Committee. In addition, in August 2017, certain equity award agreements between the Company and our NEOs were amended to provide for “double trigger” vesting — i.e., that such awards would vest upon a change in control only upon subsequent termination of employment without cause (or resignation for good reason) within 24 months of the change in control event.

Under the 2010 Plan, a change of control shall be deemed to have occurred if:

●

any person (as such term is used in Section 13(d) of the Exchange Act of ) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); or

●

approval by the shareholders of the Company and consummation of either of the following: (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding common stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or (B) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Under the named executive officers’ employment agreements, a change of control shall also be deemed to have occurred upon a change in the composition of the Board such that, during any twelve-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.

Under the 2001 Stock Option Plan, a change of control occurs when:

●

any person or group, other than one of our subsidiaries or one of our or our subsidiaries’ employee benefit plans, becomes the beneficial owner of 50% or more of our outstanding voting shares and our other outstanding voting securities that are entitled to vote generally in the election of our directors;

●

individuals who, as of the effective date of the 2001 Plan, constitute the Board (“Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the effective date whose election or nomination for election by our shareholders was approved by a majority of the members of the Incumbent Board shall be deemed to be members of the Incumbent Board; or

●

approval by our shareholders of a “Merger” as a result of which the persons who were the respective beneficial owners of the outstanding common stock immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or a plan of liquidation or a plan or agreement for the sale or other disposition of all or substantially all of our assets.

The following table sets forth the benefit that would have been realized by Messrs. Albright, Patten and Smith as of December 31, 2017, if such officer’s employment had been terminated on that date (other than for cause), and the benefit that would have been realized by each named executive officer as of December 31, 2017, if a change in control had occurred on or before such date:

Name	Benefit	Change in Control Without Termination ($)	Termination without Cause or with Good Reason after Change in Control ($)	Termination without Cause ($)
John P. Albright	Unvested Stock Option Awards and Unvested Time-Based Restricted Stock Awards(1)	107,168	825,861	—
	Severance pursuant to employment agreement	—	2,124,375	1,030,000
	Unvested Performance-Based Restricted Stock and Performance Share Awards(1) (2)	—	1,965,516	—
	Total	107,168	4,915,752	1,030,000
Mark E. Patten	Unvested Stock Option Awards and Unvested Restricted Stock Awards(1)	—	317,500	—
	Severance pursuant to employment agreement	—	236,200	—
	Unvested Performance-Based Restricted Stock and Performance Share Awards(1) (2)	—	381,000	—
	Total	—	934,700	—
Daniel E. Smith	Unvested Stock Option Awards and Unvested Restricted Stock Awards(1)	—	264,605	—
	Severance pursuant to employment agreement	—	198,172	198,172
	Unvested Performance-Based Restricted Stock and Performance Share Awards(1) (2)	—	269,875	—
	Total	—	732,652	198,172
	TOTAL	107,168	6,583,104	1,228,172

(1)

Values are calculated as if a change in control and/or termination had taken place on December 29, 2017 (the last business day of 2017), using the closing market price per share of our stock on that date of $63.50, less the exercise price of the respective option awards. See “Vesting of Unexercised Stock Options and Restricted Shares” on page      for additional information.

(2)

The value attributable to the performance shares awarded in 2017 assumes the performance shares vesting at 150% since, as of the last business day of 2017, the Company’s TSR relative to the TSR of the applicable peer group of companies, was at or above the 67th percentile.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, the Compensation Committee believes that the mix and design of the elements of compensation do not encourage employees to assume excessive risks because (1) as a real estate business, we do not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets) and (2) as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

PAY RATIO

We are providing the following estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees in accordance with applicable SEC rules.

We determined our median employee based on total compensation (including base salary, year-end bonus and equity compensation (in each case annualized in the case of full- and part-time employees who joined the Company during 2017) of each of our 14 employees (excluding the Chief Executive Officer) as of December 31, 2017. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $139,755. As disclosed in the Summary Compensation Table appearing on page     , our current Chief Executive Officer’s annual total compensation for 2017 was $1,434,775. Our current Chief Executive Officer has served in this capacity since August 1, 2011, which period of service includes December 31, 2017, the date of determination for the median employee. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was 9.74 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above may not be appropriate as a basis for comparison between companies.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditors, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting, and financial reporting processes generally.

Among other things, the Audit Committee contracts with the independent auditors to audit our financial statements; inquires as to the independence of the auditors, and obtains at least annually the auditors’ written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of our internal controls, and the overall quality of our financial reporting; and investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2017:

(1) The Audit Committee reviewed and discussed with management and the independent auditors our audited consolidated financial statements for the year ended December 31, 2017, and reports on the effectiveness of internal controls over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2017, including a discussion of the reasonableness of significant judgements and the clarity of disclosures in the consolidated financial statements.

(2) The Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.

(3) The Audit Committee discussed with the independent auditors the auditors’ independence and received the written disclosures and the letter from the independent auditors as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee regarding independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2017. The Audit Committee also has appointed, and requested shareholder ratification of the appointment of, Grant Thornton LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Submitted by the Audit Committee: Howard C. Serkin, Chairman, John J. Allen, Christopher W. Haga, and William L. Olivari.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES ON WHITE PROXY CARDS WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018. Grant Thornton was appointed as the Company’s independent registered public accounting firm on March 2, 2012.

Representatives of Grant Thornton are required to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Although applicable law does not require shareholder ratification of the appointment of Grant Thornton to serve as our independent registered public accounting firm, our Board has decided to ascertain the position of our shareholders on the appointment. If the shareholders fail to ratify the appointment of Grant Thornton, our Audit Committee will reconsider the appointment. Even if the selection is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on this proposal. Shares represented by executed proxies on proxy cards will be voted, if specific instructions are not otherwise given, for the ratification of Grant Thornton as our independent registered public accounting firm.

Our Board recommends a vote “FOR” the ratification of Grant Thornton as our independent registered public accounting firm.

Auditor Fees

The following table represents aggregate fees billed in 2017 and 2016 by Grant Thornton for professional services, by category as described in the notes to the table. All fees were pre-approved by the Audit Committee.

	2017	2016
	$	$
Audit Fees(1)	477,498	435,998
Audit-Related Fees	15,299	14,786
Tax Fees(2)	92,421	53,580
All Other Fees	37,281	-0-
Total	622,499	504,364

(1)

Aggregate fees billed for professional services rendered by Grant Thornton for the audit of our annual consolidated financial statements, review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and other services normally provided in connection with our statutory and regulatory filings or engagements by year.

(2)

Aggregate fees billed for professional services rendered by Grant Thornton for tax compliance, tax advice, and tax planning, including preparation of tax forms, including federal and state income tax returns, and income tax consulting services.

Pre-approval Policy

The Audit Committee has adopted a Pre-Approval Policy (the “Policy”) governing the pre-approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

According to the Policy, the Audit Committee will annually review and pre-approve the audit services that may be provided by the independent auditor and the fees to be paid for those services during the following year, and may from time-to-time review and pre-approve audit-related services, tax services and all other services to be provided by the independent auditor. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. For pre-approval, the Audit Committee will consider whether the service is consistent with the SEC’s rules on auditor independence, as well as whether the independent auditor is in the best position to provide the service for reasons such as its familiarity with our business, people, culture, accounting system, risk profile and other factors. All such factors will be considered as a whole, with no single factor being determinative.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s Chief Financial Officer and must include (1) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence, and (2) with respect to each proposed pre-approved service, detailed back-up documentation regarding the specific service to be provided. Requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Company’s Chief Financial Officer and will include a description of the services to be rendered. The Company’s Chief Financial Officer will determine whether such services are included within the list of services that have previously received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES ON WHITE PROXY CARDS WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

The Company is providing its shareholders with the opportunity to cast an advisory vote to approve executive compensation pursuant to Section 14A of the Exchange Act. The Company requests shareholder approval of the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

As an advisory vote, this proposal is not binding upon the Company or our Board. However, the Board and the Compensation Committee, who are responsible for designing and administering the

Company’s executive compensation program, value the opinions expressed by shareholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER, TO EXTEND THE TERM OF THE PLAN, AND TO MAKE CERTAIN OTHER AMENDMENTS

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES ON WHITE PROXY CARDS WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

We are seeking shareholder approval to amend and restate our Amended and Restated 2010 Equity Incentive Plan (the “Existing Equity Plan”) to increase the number of shares of common stock of the Company (the “Shares”) reserved for issuance under the Existing Equity Plan from 450,000 to 720,000 Shares, to extend the term thereof from February 18, 2020 to April 25, 2028, and to make certain other amendments as described below. Our continuing ability to offer equity incentive awards under an equity incentive plan is critical to our ability to attract, motivate and retain qualified personnel.

The proposed Second Amended and Restated 2010 Equity Incentive Plan the (“Second Restated Equity Plan”), in addition to increasing the number of authorized Shares as described above, also implements the following amendments to the Existing Equity Plan: (i) all awards will be subject to minimum vesting requirements, (ii) dividends or dividend equivalents payable in connection with awards will be subject to the same restrictions on vesting and forfeiture as the underlying award, (iii) the purchase of “out-of-the money” stock options and stock appreciation rights for cash will be expressly prohibited, (iv) the amount of compensation that may be awarded to non-employee directors as equity awards and in cash will be capped, (v) the definition of “change in control” will be conformed with the definition in the underlying award agreements, (vi) certain provisions in the Existing Equity Plan relating to Section 162(m) of the Code will be limited to awards granted prior to or on November 2, 2017, to reflect recent tax reform changes, and (vii) certain non-substantive, clarifying edits will be made. The proposed amendments to the Existing Equity Plan effectuated by the Second Restated Equity Plan are highlighted on Appendix B attached hereto.

Background

The Existing Equity Plan was initially adopted by the Board of Directors on February 18, 2010, and our shareholders approved it on April 28, 2010. The initial share reserve under the Existing Equity Plan was 210,000 Shares. At the 2014 Annual Meeting, our shareholders, upon recommendation of the Board of Directors, approved an increase in the number of Shares available for issuance under the Existing Equity Plan by 240,000 to 450,000 Shares. In addition, in 2012, the Company began allowing non-employee directors to elect to receive a portion of their cash fees in Shares. The Shares issued to non-employee directors in satisfaction of their election are counted against the maximum available Shares at a ratio of 1.41-to-1.

On February 21, 2018, the Board of Directors approved the Second Restated Equity Plan, subject to shareholder approval.

If shareholders approve this proposal, the Second Restated Equity Plan will become effective as of the date of shareholder approval, and the term of the Second Restated Equity Plan will be extended to

April 25, 2028. If shareholders do not approve this proposal, the Second Restated Equity Plan (including the increase in available Shares thereunder and the extended term) will not take effect, and the Existing Equity Plan will continue to be administered in its current form until its expiration on February 18, 2020 (or until such time as the Shares available for issuance thereunder have been depleted, whichever occurs first). Following the expiration or termination of the Existing Equity Plan, we will be unable to maintain our current equity grant practices and, therefore, we will be at a significant competitive disadvantage in attracting, motivating and retaining talented individuals who contribute to our success. We will also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our shareholders as effectively as equity incentive awards.

Shares Available for Future Awards

As of March 2, 2018, 3,878 Shares remained available for grant under the Existing Equity Plan. In determining the number of additional Shares requested for authorization, the Board of Directors and the Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate,” as discussed below) and the advice of Korn Ferry. The additional Shares being requested for authorization under the Second Restated Equity Plan is 270,000 Shares.

As of March 2, 2018, equity awards outstanding under Company equity plans were 90,000 stock options (with a weighted average exercise price of $52.71 and a weighted average remaining term of 6.81 years), 58,219 shares of restricted stock and 28,080 performance shares.

Considerations for the Approval of the Second Restated Equity Plan

The Second Restated Equity Plan includes new provisions consistent with corporate governance best practices to further align our equity compensation program with the interests of our shareholders. The following is a list of some of the primary factors to be considered by shareholders in connection with approving the Second Restated Equity Plan:

●	Governance Best Practices. The Second Restated Equity Plan incorporates the following corporate governance best practices that protect the interests of our shareholders:

●

No “liberal” share recycling. Shares granted but not issued in connection with the net settlement of stock appreciation rights and Shares that are withheld to satisfy any tax withholding obligations or tendered in payment of a stock option exercise price may not again be available for issuance under the Second Restated Equity Plan.

●

No repricings or cash buyouts. Repricing of stock options and stock appreciation rights are not permitted without prior shareholder approval. In addition, the Second Restated Equity Plan, as proposed to be approved, will not permit (without shareholder approval) the cancellation of “out-of-the money” stock options and stock appreciation rights for cash or other awards.

●

Full value awards count more heavily in reducing the Share reserve. Stock options and stock appreciation rights will reduce the share reserve on a one-for-one basis, but full value awards, such as shares of restricted stock and restricted stock units, will reduce the reserve on a 1.41-for-one basis.

●

Minimum vesting. The Second Restated Equity Plan, as proposed to be amended, provides that awards may not become exercisable, vest or settle prior to the one-year anniversary of the date of grant, except in the case of a participant’s termination of employment or in the event of a change in control. The foregoing is subject to a 5% carve-out, as discussed in further detail below.

●

No evergreen provision. The Second Restated Equity Plan does not contain an “evergreen” feature pursuant to which the Shares authorized for issuance thereunder can be increased automatically without shareholder approval.

●	Clawback of awards. Awards granted under the Second Restated Equity Plan will be subject to any clawback or recoupment policies or procedures that the Company has in effect from time to time.

●

No discounted stock options or stock appreciation rights. Stock options and stock appreciation rights may not be granted with a per Share exercise price less than 100% of our common stock’s fair market value on the date of grant.

●

Restricted dividend equivalents awards. The Second Restated Equity Plan, as proposed to be amended, permits payment of dividends or dividend equivalents on awards only if and when the underlying awards vest.

●

Limit on non-employee director compensation. The Second Restated Equity Plan, as proposed to be amended, limits the maximum compensation, including cash and equity, that may be paid to any individual for services as a non-employee director to no more than $300,000 per year.

●

Modest Share Usage and Shareholder Dilution. When determining the number of additional Shares authorized for issuance under the Second Restated Equity Plan, the Board of Directors and Compensation Committee carefully considered the potential dilution to our current shareholders as measured by our “burn rate,” “overhang” and projected future share usage.

●

Our three-year average burn rate is 0.99%, and since the implementation of our new executive compensation practices, including our projections for 2018, our average burn rate is 0.57%. This demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our shareholders.

Year	Total Shares Granted (#)	Basic Weighted Avg. Common Shares Outstanding (#)	Burn Rate (%)(3)
2015	74,700(1)	5,804,655	1.29
2016	65,100	5,680,165	1.15
2017	30,086	5,538,859	0.54
2018 (projected)	33,157	5,528,032(2)	0.60

(1)	For 2015, the “Total Shares Granted” is a net number which gives effect to Mr. Albright having permanently surrendered the 2015 Excess Awards.
(2)	Represents weighted average shares outstanding for January 1, 2018 to March 2, 2018.
(3)	Annual share usage or “burn rate” is determined by dividing total awards granted by the basic weighted average common shares outstanding. Performance shares are included at target level.

●

We are committed to limiting shareholder dilution from our equity compensation programs. If the increase in the additional Shares under the Second Restated Equity Plan is approved by our shareholders, our overhang would be 7.45%. We calculate “overhang” as the total of (i) Shares underlying outstanding awards at target plus Shares available for issuance for future awards, divided by (ii) the total number of Shares outstanding.

As of	Stock Options			Total Full Value Awards Outstand- ing	Shares Available	Total Shares Within Plans	Common Shares Outstand- ing	Diluted Common Shares Outstand- ing	Total Equity Dilution
	Number Outstand- ing	Weighted Average Exercise Price ($)	Weighted Average Remaining Term (Yrs)
March 2, 2018	90,000	52.71	6.81	86,299	3,878	180,177	5,595,040	5,775,217	3.12%
Additional shares requested	—	—	—	—	270,000	270,000	—	270,000	—
March 2, 2018	90,000	52.71	6.81	86,299	273,878	450,177	5,595,040	6,045,217	7.45%

●

Based on our conservative usage of Shares authorized for issuance under the Existing Equity Plan to date and our reasonable expectation of future equity usage under the Second Restated Equity Plan, we believe that the number of additional Shares being requested will last approximately 3 to 5 years. This estimate is based on a forecast that takes into account our current practices under our executive compensation program, an estimated range of our stock price over time, the variable nature of the performance shares that will vest, and our historical forfeiture rates.

●

Stock Ownership Guidelines. The Company’s executive officers, which include all of our NEOs, and non-employee directors are subject to stock ownership guidelines, as described in “Compensation Discussion and Analysis—Other Matters.”

●

No Tax Gross-Ups. No participant will be entitled under the Second Restated Equity Plan to any tax gross-up payments for any excise tax pursuant to Section 280G or 4999 of the Code that may be incurred in connection with awards under the Second Restated Equity Plan.

●

Attract and Retain Talent. We grant equity incentive awards to our executives and employees. Approving the Second Restated Equity Plan will enable us to continue to recruit, retain and motivate top talent at many levels within our Company necessary to our success.

Our Board recommends a vote “FOR” the approval of the Second Amended and Restated 2010 Equity Incentive Plan, including the share increase and extended term.

Summary of the Plan

Summary of the Second Restated Equity Plan

The following is a summary description of the Second Restated Equity Plan, including the effect of the proposed amendments to the Existing Equity Plan. A copy of the Second Restated Equity Plan, adopted pursuant to the Board of Directors’ recommendation, is attached to this proxy statement as Appendix B. The statements made in this proxy statement with respect to the Existing Equity Plan and the Second Restated Equity Plan should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the Second Restated Equity Plan, which is attached hereto as Appendix B. Capitalized terms in this summary that are not defined have the meaning as provided in the Second Restated Equity Plan.

Administration. The Plan is administered by the Compensation Committee of the Board of Directors. Awards are approved by the Compensation Committee. The Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the Plan, the Compensation Committee has the discretion to determine the terms of each award. The Compensation Committee will be composed to comply with the requirements under applicable laws and regulations. For example, the Compensation Committee will meet the independence requirements of NYSE American and the “non-employee director” requirements under the Exchange Act, for awards granted to individuals subject to Section 16 of the Exchange Act.

Awards; Eligibility. Awards under the Plan may be in the form of stock options (nonqualified stock options or incentive stock options), stock appreciation rights, restricted shares, restricted share units, performance shares, performance units and stock payments. Employees of the Company and its subsidiaries and non-employee directors may be selected by the Compensation Committee to receive awards under the Plan.

Share Reserve. The maximum number of Shares as to which stock awards may be granted under the Plan is 720,000 Shares. Awards of restricted shares, restricted share units, performance shares settled in stock, and stock payments are counted against the Plan maximum in a ratio of 1.41-to-1. This reserved share amount is subject to adjustments by the Compensation Committee as provided in the Plan for stock splits, stock dividends, recapitalizations, and other similar transactions or events. Shares issued under the Plan may be shares of original issuance, shares held in Treasury, or shares that have been reacquired by the Company. The fair market value of a share of the Company’s common stock on February 16, 2018 was $65.05.

Under the Plan, awards that are forfeited, expire or are canceled or settled without issuance of Shares are not counted against the maximum Shares available for grant. Shares that are tendered in payment of the option exercise price, withheld by the Company to satisfy tax withholding obligations, or are covered by a stock appreciation right (without regard to the number of Shares that are actually issued upon exercise) will not be available for future issuance under the Plan.

Limitations. No participant may receive awards during any one calendar year representing more than 50,000 Shares. In addition, no participant may receive in any one calendar year (i) options and stock appreciation rights representing more than 50,000 Shares or (ii) performance-based awards (other than options or stock appreciation rights) representing more than 50,000 Shares. Further, in no event will the number of Shares issued under the Plan upon the exercise of incentive stock options exceed 210,000 Shares. These limits are subject to adjustments by the Compensation Committee as provided in the Plan for stock splits, stock dividends, recapitalizations, and other similar transactions or events. In addition, the dollar value that can be paid in any calendar year pursuant to an award intended to qualify as a performance-based award is capped at the maximum amount allowed under Code Section 162(m). The Plan retains the overall limit on the number of Shares that may be granted to participants as 50,000 Shares, but eliminates the sub-limits under Code Section 162(m) for awards granted after November 2, 2017 (please see “Effect of Proposed Amendments—Section 162(m) and the TCJA” below for more information).

Stock Options. Stock options entitle the participant to purchase Shares at a price equal to or greater than the fair market value of the Company’s common stock on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The award agreement may specify that the option price is payable: (i) in cash; (ii) by the transfer to the Company of shares of unrestricted stock owned for at least six months at the time of exercise; (iii) with any other legal consideration the Compensation Committee may deem appropriate; or (iv) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant (or five years for persons holding more than 10% of the total combined voting power of all classes of stock of the Company for an option intended to qualify as an incentive stock option). Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

Stock Appreciation Rights. Stock appreciation rights represent the right to receive an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s common stock on the date the rights are exercised. The base price must not be less than the fair market value of the common stock on the date the right is granted. The grant will specify that the amount payable upon exercise of the stock appreciation right will be paid by the Company in Shares. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights will be exercisable. No stock appreciation right may be exercised more than 10 years from the grant date.

Restricted Shares and Restricted Share Units. An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of Shares in return for the performance of services. The participant is entitled to voting rights in such Shares, subject to the discretion of the Compensation Committee. Restricted share units represent rights to receive Shares in return for the performance of services. The transfer may be made without additional consideration from the participant. The Compensation Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted shares and restricted share units must be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Compensation Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

Performance Shares and Performance Units. A performance share is the equivalent of one Share, and a performance unit is the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has not achieved a minimum acceptable level of achievement, no payment will be made. If the participant is above the minimum acceptable level of achievement, but falls short of the maximum achievement specified, the participant may be deemed to have partly earned the performance shares or performance units in accordance with the predetermined formula. If by the end of the performance period the participant has achieved the specified performance objective, the participant will have earned the performance shares or performance units.

To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, Shares or any combination thereof.

Section 162(m) and Performance Objectives. Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1 million paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted shares and performance shares that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by shareholders of the performance formulas or measures. The performance measures available for Plan awards intended to qualify as performance-based awards under Code Section 162(m) are set forth in the Plan. The Compensation Committee has the discretion to reduce or eliminate (but not to increase) the payment of any award intended to qualify as a performance-based award under Code Section 162(m) if the Compensation Committee deems such reduction or elimination to be appropriate. As discussed in greater detail below, the Plan imposes a limit on awards intended to qualify as performance-based compensation under Code Section 162(m) to those awards granted prior to or on November 2, 2017 consistent with the transition rule and changes made to Code Section 162(m) by the Tax Cuts and Jobs Act (the “TCJA”).

In addition, the Compensation Committee has the authority to adjust the performance objectives, or modify the level of achievement required for the performance objectives, for an award in order to prevent the dilution or enlargement of the rights of a participant upon the occurrence of any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax laws, accounting principles or other laws or regulatory rules affecting reported results; reorganization and restructuring programs; extraordinary nonrecurring items; acquisitions or divestitures; foreign exchange gains and losses; and a change in the Company’s fiscal year. Such discretion would generally be required to be exercised within the first 90 days of a performance period.

Transferability. No award under the Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant.

Clawback of Awards. The Compensation Committee may, to the extent permitted by applicable law, stock exchange rules or by any Company policy, require recoupment of, or deductions from, any awards or payment made in respect thereof.

Prohibition on Repricing. Subject to the adjustment provision described above, the Compensation Committee may not reprice any outstanding stock option or stock appreciation right or exchange for cash any outstanding stock option or stock appreciation right that is “out-of-the money” (i.e., with an exercise price that is equal to or greater than the fair market value of a Share).

Termination; Amendment. The Plan will terminate on April 25, 2028, the tenth anniversary of the date adopted by the Company’s shareholders. No award will be granted under the Plan after the termination date.

The Plan may be amended by the Board of Directors, but without further approval by the shareholders of the Company, no such amendment may increase the limitations set forth in the Plan on the number of Shares that may be issued under the Plan or any of the limitations on awards to individual participants. The Board of Directors may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

Tax Consequences. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Nonqualified Stock Options. In general, a participant will not recognize income at the time a nonqualified stock option is granted where the option is granted with an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant. At the time of exercise, the participant will recognize ordinary income in an amount equal to the difference between the option price paid for the Shares and the fair market value of the Shares on the date of exercise. At the time of sale of the Shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the Shares after the date of exercise generally will be treated as capital gain (or loss).

Incentive Stock Options. A participant generally will not recognize income upon the grant or exercise of an incentive stock option. If Shares issued to a participant upon the exercise of an incentive stock option are not disposed of within two years after the date of grant or within one year after the transfer of the Shares to the participant, then upon the sale of the Shares any amount realized in excess of the exercise price generally will be taxed to the participant as long-term capital gain and any loss sustained will be a long-term capital loss. If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above (a “disqualifying disposition”), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the Shares at the time of exercise (or, if less, the amount realized on the disposition of the Shares) over the exercise price paid for the Shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Although a participant does not generally recognize income for federal income tax purposes upon the grant of an incentive stock option, the difference between the fair market value of the stock on the date of grant and the option exercise price is a tax preference item that may subject the participant to the alternative minimum tax. Subject to certain exceptions for death or disability, if a participant exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option.

Stock Appreciation Rights. In general, a participant will not recognize income at the time a stock appreciation right is granted where the stock appreciation right is granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. At the time of exercise, the participant will recognize ordinary income in an amount equal to the difference between the base price paid for the Shares and the fair market value of the Shares on the date of exercise. At the time of sale of the Shares acquired pursuant to the exercise of a stock appreciation right, any appreciation (or depreciation) in the value of the Shares after the date of exercise generally will be treated as capital gain (or loss).

Restricted Shares. A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient) at such time as the Shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted shares will recognize ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of the restricted shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the Shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

Restricted Share Units. A recipient generally will recognize no income upon the receipt of a restricted share unit award. Upon the settlement of a restricted share unit award, the recipient will recognize ordinary income in the year of receipt in an amount equal to the fair market value of any Shares received.

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

Tax Effect for the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code Section 162(m); provided that the Company is not entitled to a deduction with respect to the award of an incentive stock option, unless there is a disqualifying disposition of such incentive stock option.

Effect of Proposed Amendments

Increase in Share Reserve. The Existing Equity Plan has a maximum reserve of 450,000 Shares. The Second Restated Equity Plan increases the reserve by 270,000 Shares to 720,000 Shares.

Extended Plan Term. The Existing Equity Plan is scheduled to expire on February 18, 2020 (which is the tenth anniversary of the date on which the Board of Directors originally approved it). The Second Restated Equity Plan provides for an expiration date of April 25, 2028 (which, assuming it is approved at the Annual Meeting, would be the tenth anniversary of the date on which the Company’s shareholders approve this proposal).

Minimum Vesting. The Second Restated Equity Plan provides that no portion of any equity award granted thereunder may become exercisable, vest or be settled prior to the one-year anniversary of the date of grant, except that the Compensation Committee may provide that awards become exercisable, vest or settle prior to such date in the event of a participant’s termination of employment or a change in control transaction described in the Second Restated Equity Plan. Notwithstanding the foregoing, up to 5% of the Shares available for issuance under the Second Restated Equity Plan (including the proposed increase in the number of Shares available for grant thereunder, as described above) may be issued pursuant to awards subject to any or no vesting conditions, as the Compensation Committee determines appropriate.

Restricted Dividend Equivalents Awards. The Second Restated Equity Plan provides that participants holding awards (other than stock options and stock appreciation rights) generally have the right to receive any dividends paid, provided that dividends or dividend equivalents payable in connection with such awards that are not yet vested will be subject to the same restrictions on vesting and forfeiture as the underlying award.

No Cash Buyouts. The Second Restated Equity Plan provides that the Compensation Committee cannot cancel, without prior shareholder approval, outstanding stock options or stock appreciation rights that are “out-of-the money” in exchange for cash or another award.

Individual Director Limits. The Second Restated Equity Plan caps the amount of equity and cash compensation paid to non-employee directors in any one calendar year at $300,000. For purposes of this limit, the value of equity awards are calculated based on the award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) as of the date of grant.

Definition of “Change in Control”. Under the Existing Equity Plan, a “change in control” generally means the occurrence of one or more of the following events: (i) a merger, reorganization, consolidation or similar transaction in which any person or entity becomes the beneficial owner of 50% or more of the total voting power of the Company’s stock, or (ii) a plan of liquidation of the Company or the sale or disposition of all or substantially all of the Company’s assets. The Second Restated Equity Plan conforms the definition of “change in control” with the definition of “change in control” in the underlying award agreements by providing that, in addition to the events above, a replacement of more than 50% of the members of the Board of Directors during a 12-month period will constitute a change in control.

Section 162(m) and the TCJA. The TCJA substantially modifies Code Section 162(m) and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be non-deductible, whether or not it is performance-based. However, the TCJA includes a transition rule under which this change to Code Section 162(m) will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. In order to avail itself of this transition rule, the Second Restated Equity Plan provides that certain provisions relating to Code Section 162(m) will continue to apply to awards granted prior to or on November 2, 2017, but not awards granted after such date. For example, although awards granted under the Second Restated Equity Plan may be subject to performance criteria, for awards granted after November 2, 2017, the performance criteria will not be limited to the enumerated performance objectives listed in the Existing Equity Plan and, instead, the awards may be subject to any performance objectives or metrics selected by the Compensation Committee and specified in an award agreement (before November 2, 2017, an award was not subject to the $1 million cap on deductibility only if it was subject to a formula or performance metrics approved by shareholders). In addition, awards granted after November 2, 2017 under the Second Restated Equity Plan will continue to be subject to the overall individual limit of 50,000 Shares per year, but not the sub-limits required by Code Section 162(m) (before November 2, 2017, a performance-based award was not subject to the $1 million cap on deductibility if the maximum number of shares subject to the different types of awards was approved by shareholders).

Other Amendments. Other aspects of the proposed amendments enhance the clarity of certain provisions of the Existing Equity Plan or otherwise make immaterial modifications.

New Plan Benefits

The number of awards that an employee or a non-employee director may receive under the Second Restated Equity Plan is in the discretion of the Compensation Committee (as the plan administrator) and, therefore, cannot be determined in advance. The following table sets forth (i) the aggregate number of Shares subject to awards of time-based restricted stock and performance shares granted under the Existing Equity Plan during the fiscal year ended December 31, 2017 and (ii) the dollar value of such Shares based on $65.05 per Share, the closing price of a Share on the NYSE American on February 16, 2018. No other equity awards were granted under the Existing Equity Plan during the fiscal year ended December 31, 2017.

Name of Individual or Group	Number of Shares Subject to Stock Awards (#)(1)	Dollar Value of Shares Subject to Stock Awards ($)
John P. Albright President & CEO	9,286	604,054
Mark E. Patten SVP & CFO	4,000	260,200
Daniel E. Smith SVP, General Counsel & Corporate Sec.	4,000	260,200
All current executive officers as a group	21,286	1,384,654
All non-employee directors as a group	2,020	131,401
All other employees (including current officers who are not executive officers) as a group	8,800	572,440

(1)	The number of shares in this column is comprised of performance shares and time-based restricted shares, including the following:
●	Mr. Albright: 4,651 performance shares and 4,635 time-based restricted shares.
●	Mr. Patten: 2,000 performance shares and 2,000 time-based restricted shares.
●	Mr. Smith: 2,000 performance shares and 2,000 time-based restricted shares.

Equity Compensation Plan Information

The following table presents certain information with respect to our equity compensation plans as of March 2, 2018, all of which have been approved by security holders:

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	90,000	$52.71	3,878
Equity compensation plans not approved by security holders	0	n/a	n/a
Total	90,000	$52.71	3,878

PROPOSAL 5: SHAREHOLDER PROPOSAL

The following shareholder proposal will be voted on at the annual meeting if properly presented by or on behalf of the shareholder proponent.

OUR BOARD TAKES NO POSITION ON THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL NOT BE VOTED FOR OR AGAINST THIS PROPOSAL.

As of the date of our receipt of this proposal, this shareholder stated that it may be deemed to beneficially own 1,543,075 shares of our common stock.

PROPOSED: The shareholders of CTO, assembled at the annual meeting in person and by proxy, hereby request the Board of Directors (the “Directors”) to take immediate steps to narrow the discount between NAV and the Company’s share price by hiring an independent, previously unaffiliated, adviser to maximize shareholder value by evaluating all options for the Company, including through a sale of CTO or through the liquidation of CTO’s assets.

Supporting Statement:

We believe the proper focus of CTO management should be the maximization of shareholder value by either a sale of CTO or through the liquidation of CTO’s assets. In 2016, over 69% of shareholders backed a proposal submitted by Wintergreen to hire an independent adviser to evaluate ways to maximize shareholder value through the sale of CTO or through the liquidation of CTO’s assets. At the time, the Company indicated that one of the factors preventing a sale was its substantial remaining land holdings. Since that time, the Company has placed under contract the majority of the remaining land. Based on the Company’s own NAV estimate in the 2017 Q3 Shareholder Presentation, the Company currently trades at a massive discount to NAV. We believe the Company has effectively become a closed-end fund that is trading at a large discount. On the Company’s Q3 2017 earnings call on October 19, 2017, the Company’s CEO indicated “What we’ve always said consistently is that if there’s some sort of proposal out there that’s great for shareholders, we’re all about basically bringing that to the board and discussing it, and if that works, bringing it to the shareholders.” Therefore, we believe that the greatest value to shareholders will be to carefully evaluate all options for the Company, including through a thoughtful evaluation of the sale of CTO or the liquidation of CTO’s assets. We think a conversion to a REIT could have serious tax implications for CTO’s shareholders and primarily works to entrench management. During one of the greatest bull markets in real estate over the last 3 years, CTO’s stock price has gone nowhere. It is time to realize full NAV for shareholders and to stop rewarding management for what we view as a failed strategy.

A vote for this shareholder proposal would benefit all shareholders.

Statement of the Board Regarding Proposal 5:

The Board takes no position with respect to this proposal. The Board remains committed to maximizing value for all shareholders and will continue to take actions that, in its view, will best achieve this objective, including the type of strategic alternatives review sought by this proposal. When a similar shareholder proposal was submitted by Wintergreen before the Company’s 2016 Annual Meeting, the Board initiated a strategic alternatives review through an independent committee of the Board and with an independent financial advisor (the “2016 Strategic Review”) before the proposal was even submitted to a shareholder vote. That independent committee, after a deliberate and comprehensive process, concluded that remaining an independent Company and executing on the Company’s business plan was the best way to maximize value for shareholders. The two expressions of interest received for acquisition of the Company during the 2016 Strategic Review were at prices per share that the Board considered inadequate at the time; both were substantially below our current stock price.

The Company regularly provides extensive public disclosure regarding the estimated values for the various components of its asset base, including its land holdings not under contract. The Company believes that potential buyers of particular assets, or of the entire Company, are well aware of the Company, its assets, and Wintergreen’s strong desire (as a large shareholder) for a sale of the Company. The Board has consistently expressed a willingness to evaluate such proposals and offers for either individual assets or for the Company as a whole.

Given the significance of the Company’s pipeline of potential land transactions, the Board believes that the Company should continue to execute on its business plan to convert its land assets into income-producing properties through tax-deferred exchange transactions. If this proposal is adopted by the shareholders, the Board will implement it in a way it believes is most likely to maximize value for all of the Company’s shareholders and to control the cost of professional advisors, the distraction to management, and the potential disruption to transactions under contract.

OTHER MATTERS

Our Board of Directors does not intend to bring any other matters before the Annual Meeting and is not aware of any other matters that will or may be properly presented at the Annual Meeting by others. Unless the date of the Annual Meeting is postponed by more than 30 days from the prior year’s annual meeting, the deadline under our Bylaws for any shareholder proposal not discussed in this proxy statement to be properly presented at the Annual Meeting has passed. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card will vote on such other matters in their best judgment with respect to the shares for which we have received proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file with the SEC and the NYSE American initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers, and beneficial owners of more than 10% of our common stock are required by SEC rules to furnish us with copies of all such reports. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from directors and executive officers that no other reports were required, we believe that all reports required under Section 16(a) were timely filed during the fiscal year ended December 31, 2017, except the following: John P. Albright, late Form 4 filings on January 27, 2017 and August 15, 2017; and Laura M. Franklin, Howard C. Serkin and Casey R. Wold, late Form 4 filings on April 13, 2017.

SHAREHOLDER PROPOSALS AND DIRECTOR CANDIDATE NOMINATIONS

Inclusion of Proposals in our Proxy Statement and Proxy Card under the SEC Rules

Shareholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2019 annual meeting of shareholders, a written copy of their proposal must be received at our principal executive offices no later than November     , 2018. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials.

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

Required Timing. In addition, our Bylaws provide that, for any shareholder proposal or director nomination to be properly presented at the 2019 annual meeting of shareholders, whether or not also submitted for inclusion in our proxy statement, we must receive written notice of the matter not less than 150 days nor more than 210 days prior to the first anniversary of the date of the preceding year’s annual meeting. Thus, to be timely, the written notice of a shareholder’s intent to make a nomination for election as a director or to bring any other matter before the 2019 annual meeting of shareholders must be received by our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809 no earlier than September 27, 2018 and no later than November 26, 2018. Further, any proxy granted with respect to the 2019 annual meeting of shareholders will confer on management discretionary authority to vote with respect to a shareholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary within the timeframe provided above.

Required Shareholder Information. Each such written notice must contain, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made: (i) the name and address of such shareholder, as they appear on our stock transfer books, and the name and address of such beneficial owner; (ii) the class or series and number of our shares owned beneficially and of record by such shareholder and such beneficial owner; (iii) the date or dates upon which such shareholder acquired ownership of such shares; and (iv) a representation that the shareholder is a holder of record of our capital stock, entitled to vote at such meeting, and that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

Required Director Nominee Information. With respect to each person whom the shareholder proposes to nominate for election as a director (a “proposed nominee”), the shareholder shall provide: (i) the name, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class or series and number of our shares, if any, owned beneficially and of record by the proposed nominee; (iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or other acting in concert therewith, on the other hand; and (vi) the written consent of each proposed nominee to serve as a director if so elected. In addition, to be eligible to be a nominee for election or reelection as a director, the prospective nominee, or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice described herein) to our corporate secretary at our principal executive offices a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the corporate secretary upon written request).

A copy of our Bylaws is available as an exhibit to a current report on Form 10-Q we filed with the Securities and Exchange Commission on May 3, 2016. A nomination or proposal that does not supply adequate information about the nominee or proposal, and the shareholder making the nomination or proposal, will be disregarded.

ANNUAL REPORT

Our Annual Report to Shareholders for the fiscal year ended December 31, 2017, accompanies this proxy statement. Additional copies may be obtained by writing to us at P.O. Box 10809, Daytona Beach, Florida 32120-0809. Our Annual Report and Proxy Statement are also available on our website at www.ctlc.com.

Appendix A to Proxy Statement

Additional Information about Participants in the Solicitation

Under applicable SEC rules and regulations, members of our Board of Directors, including the Board’s nominees, and our named executive officers are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such participants.

1. Directors and Named Executive Officers

The following table sets forth the names, business addresses, and present principal occupations of the Company’s directors (seven of whom are also the Board’s nominees for director) and named executive officers, as well as the names and principal business addresses of the organizations in which the principal occupations of the directors and named executive officers are carried on.

Name	Business address	Present principal occupation	Name of organization in which principal occupation is carried on	Business address of such organization
John P. Albright	Consolidated-Tomoka Land Co. P.O. Box 10809 Daytona Beach, Florida 32120-0809	President and Chief Executive Officer	Consolidated-Tomoka Land Co.	P.O. Box 10809 Daytona Beach, Florida 32120-0809
John J. Allen	Allen Land Group, Inc. 7220 Financial Way Ste. 400 Jacksonville, FL 32256	President	Allen Land Group Inc. and Mitigation Solutions, Inc.	Allen Land Group, Inc. 7220 Financial Way Ste. 400 Jacksonville, FL 32256
Laura M. Franklin	Consolidated-Tomoka Land Co. P.O. Box 10809 Daytona Beach, Florida 32120-0809	Former (Retired) Executive Vice President, Accounting and Administration and Corporate Secretary	Washington Real Estate Investment Trust (Washington REIT)	P.O. Box 10809 Daytona Beach, Florida 32120-0809
Steven R. Greathouse	Consolidated-Tomoka Land Co. P.O. Box 10809 Daytona Beach, Florida 32120-0809	Senior Vice President — Investments	Consolidated-Tomoka Land Co.	P.O. Box 10809 Daytona Beach, Florida 32120-0809
Christopher W. Haga	2100 McKinney Ave., Suite 1800 Dallas, TX 75201	Partner, Head of Strategic Investments	Carlson Capital, L.P.	2100 McKinney Ave., Suite 1800 Dallas, TX 75201
William L. Olivari	141 Sagebrush Trail Ste. D Ormond Beach, FL 32174	Former (Retired) President; Certified Public Accountant; Consultant	Olivari & Associates, CPAs and Consultants	141 Sagebrush Trail Ste. D Ormond Beach, FL 32174
Mark E. Patten	Consolidated-Tomoka Land Co. P.O. Box 10809 Daytona Beach, Florida 32120-0809	Senior Vice President and Chief Financial Officer	Consolidated-Tomoka Land Co.	P.O. Box 10809 Daytona Beach, Florida 32120-0809
Howard C. Serkin	4417 Beach Blvd. Suite 302 Jacksonville, FL 32207-9404	Chairman	Heritage Capital Group	4417 Beach Blvd. Suite 302 Jacksonville, FL 32207-9404

Name	Business address	Present principal occupation	Name of organization in which principal occupation is carried on	Business address of such organization
Daniel E. Smith	Consolidated-Tomoka Land Co. P.O. Box 10809 Daytona Beach, Florida 32120-0809	Senior Vice President, General Counsel and Corporate Secretary	Consolidated-Tomoka Land Co.	P.O. Box 10809 Daytona Beach, Florida 32120-0809
Thomas P. Warlow	P.O. Box 547918 Orlando, FL 32854-7918	President and Chairman	The Martin Andersen-Gracia Andersen Foundation, Inc.	P.O. Box 547918 Orlando, FL 32854-7918
Casey R. Wold	130 E. Randolph, Suite 1400 Chicago, IL 60601	Founder, Managing Partner and Chief Executive Officer	Vanderbilt Office Properties	130 E. Randolph, Suite 1400 Chicago, IL 60601

2. Information Regarding Ownership of the Company’s Securities by Participants

The ownership of the Company’s securities by the participants named above, other than Steven R. Greathouse, are set forth under Beneficial Ownership of Common Stock in this Proxy Statement. Mr. Greathouse is the beneficial owner of 10,891 shares, which amount includes 4,142 shares of restricted common stock which vest over time.

3. Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors and Named Executive Officers.” None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased or Sold (3/05/2016 through 3/05/2018)

Name	Date	Number of Company Shares or Options Purchased or Sold	Nature of Transaction
John P. Albright	8/10/2016	900	Open market sale
	8/11/2016	764	Open market sale
	8/24/2016	836	Open market sale
	9/7/2016	3,000	Open market sale
	9/8/2016	2,000	Open market sale
	9/21/2016	1,700	Open market sale
	9/22/2016	800	Open market sale
	10/5/2016	1,201	Open market sale
	10/6/2016	1,299	Open market sale
	10/19/2016	500	Open market sale
	10/20/2016	2,000	Open market sale
	11/2/2016	1,531	Open market sale
	11/3/2016	969	Open market sale
	11/16/2016	2,500	Open market sale
	11/30/2016	1,200	Open market sale
	12/1/2016	1,300	Open market sale

Name	Date	Number of Company Shares or Options Purchased or Sold	Nature of Transaction
	12/14/2016	55	Donation
	12/14/2016	1,350	Open market sale
	12/15/2016	1,150	Open market sale
	12/28/2016	1,250	Open market sale
	12/29/2016	1,250	Open market sale
	1/11/2017	2,500	Open market sale
	1/23/2017	649	Shares withheld as payment of taxes
	1/25/2017	4,651	Compensatory grant
	1/25/2017	1,500	Open market sale
	1/26/2017	1,000	Open market sale
	1/30/2017	729	Shares withheld as payment of taxes
	1/30/2017	547	Shares withheld as payment of taxes
	2/8/2017	2,500	Open market sale
	2/22/2017	209	Open market sale
	2/23/2017	2,291	Open market sale
	3/8/2017	1,500	Open market sale
	3/9/2017	1,000	Open market sale
	8/1/2017	32,000	Forfeiture of compensatory grant (expired)
	12/12/2017	547	Shares withheld as payment of taxes
	12/15/2017	1,453	Open market sale
	1/24/2018	628	Shares withheld as payment of taxes
	1/24/2018	6,101	Compensatory grant
	1/29/2018	1,700	Shares withheld as payment of taxes
Laura M. Franklin	10/3/2016	53	Compensatory grant
	1/5/2017	187	Compensatory grant
	3/15/2017	350	Open market purchase
	4/6/2017	186	Compensatory grant
	7/5/2017	175	Compensatory grant
	10/2/2017	166	Compensatory grant
	1/9/2018	157	Compensatory grant
Steven R. Greathouse	10/26/2016	850	Open market sale
	1/25/2017	2,000	Compensatory grant
	1/28/2017	763	Shares withheld as payment of taxes

Name	Date	Number of Company Shares or Options Purchased or Sold	Nature of Transaction
	5/18/2017	5	Open market purchase
	9/13/2017	575	Open market sale
	12/22/2017	410	Shares withheld as payment of taxes
	1/24/2018	1,808	Compensatory grant
	1/29/2018	763	Shares withheld as payment of taxes
	2/12/2018	410	Shares withheld as payment of taxes
Christopher W. Haga	1/9/2018	90	Compensatory grant
William L. Olivari	10/27/2016	500	Open market purchase
	3/15/2017	500	Open market purchase
Mark E. Patten	1/25/2017	2,000	Compensatory grant
	8/22/2017	2,000	Option exercise
	8/22/2017	194	Shares withheld as payment of taxes
	8/22/2017	1,320	Open market sale
	8/23/2017	2,000	Option exercise
	8/23/2017	196	Shares withheld as payment of taxes
	8/24/2017	2,000	Option exercise
	8/24/2017	188	Shares withheld as payment of taxes
	8/24/2017	2,640	Open market sale
	8/29/2017	2,000	Option exercise
	8/29/2017	197	Shares withheld as payment of taxes
	8/29/2017	1,320	Open market sale
	8/30/2017	2,000	Option exercise
	8/30/2017	1,320	Open market sale
	12/22/2017	820	Shares withheld as payment of taxes
	1/24/2018	1,903	Compensatory grant
	1/29/2018	729	Shares withheld as payment of taxes
	2/12/2018	820	Shares withheld as payment of taxes
Howard C. Serkin	4/1/2016	216	Compensatory grant
	7/6/2016	210	Compensatory grant
	10/3/2016	195	Compensatory grant
	1/5/2017	187	Compensatory grant

Name	Date	Number of Company Shares or Options Purchased or Sold	Nature of Transaction
	4/6/2017	186	Compensatory grant
	7/5/2017	175	Compensatory grant
	10/2/2017	166	Compensatory grant
	1/9/2018	157	Compensatory grant
Daniel E. Smith	5/5/2016	234	Open market purchase
	7/27/2016	100	Open market purchase
	1/25/2017	2,000	Compensatory grant
	3/9/2017	75	Open market purchase
	3/9/2017	125	Open market purchase
	3/9/2017	100	Open market purchase
	12/22/2017	341	Shares withheld as payment of taxes
	1/24/2018	1,800	Compensatory grant
	1/28/2018	425	Shares withheld as payment of taxes
	2/12/2018	341	Shares withheld as payment of taxes
Casey R. Wold	4/6/2017	64	Compensatory grant
	7/5/2017	175	Compensatory grant
	10/2/2017	166	Compensatory grant
	1/9/2018	157	Compensatory grant

4. Miscellaneous Information Concerning Participants

Except as described in this proxy statement, neither any participant nor any of their respective associates (a) has been a party to any transaction required to be described pursuant to Item 404(a) of Regulation S-K, (b) directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, (c) owns any securities of the Company of record but not beneficially, or (d) has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this proxy statement, there are no contracts, arrangements or understandings by any participant or any of their respective associates with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this proxy statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Appendix B to Proxy Statement

CONSOLIDATED-TOMOKA LAND CO.

SECOND AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN

1.

Purpose. The purposes of the Second Amended and Restated Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan (as amended from time to time, the “Plan”) are to (i) align Employees’ and Nonemployee Directors’ long-term financial interests with those of the Company’s shareholders; (ii) attract and retain Employees and Nonemployee Directors by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those Employees and Nonemployee Directors who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries.

2.	Definitions. As used in this Plan, the following terms shall be defined as set forth below:

(a)        “Award” means any Option, Stock Appreciation Right, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, or Stock Payments granted under the Plan.

(b)        “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Grantee.

(c)        “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.

(d)        “Board” means the Board of Directors of the Company.

(e)        “Change in Control” means any of the following events:

(1)         any person (as such term is used in Section 13(d) of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); or

(2)        approval by the shareholders of the Company and consummation of either of the following:

a.

a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; ~~or~~

b.	a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company~~.~~ ; or

c.

a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute more than 50%

of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.

(f)         “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)        “Committee” means the committee of the Board described in Section 4 of the Plan.

(h)        “Company” means Consolidated-Tomoka Land Co., a Florida corporation, or any successor corporation.

(i)        “Employee” means any person, including an officer, employed on an hourly or salaried basis by the Company or a Subsidiary.

(j)        “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k)        “Fair Market Value” on a given date means:

(1)        if the Stock is listed on a national securities exchange in the United States, the closing sale price reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported;

(2)         if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System the trade price of the last sale reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or

(3)         if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately.

(l)        “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

(m)         “Grantee” means an Employee or Nonemployee Director who has been selected by the Committee to receive an Award and to whom an Award has been granted.

(n)         “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

(o)         “Negative Discretion” means the discretion of the Committee, as authorized by Section 10 of the Plan, to eliminate or reduce the amount payable for a Qualified Performance-Based Award; provided that the exercise of such discretion would not cause the Qualified Performance-Based Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

(p)        “Nonemployee Director” means a member of the Board who is not an Employee.

(q)         “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

(r)         “Option” means any option to purchase Shares granted under Section 5 of the Plan.

(s)        “Option Price” means the purchase price payable upon the exercise of an Option.

(t)         “Performance Objectives” means, for Awards granted prior to or on the Section 162(m) Cutoff Date, the performance objectives established pursuant to this Plan for Grantees who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Grantee or the Subsidiary, division, department or function within the Company or Subsidiary in which the Grantee is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s:

(1)	return on invested capital;
(2)	free cash flow;
(3)	economic value added (net operating profit after tax less cost of capital);
(4)	total shareholder return;
(5)	operating ratio;
(6)	cost reduction (or limits on cost increases);
(7)	debt to capitalization;
(8)	debt to equity;
(9)	earnings;
(10)	earnings before interest and taxes;
(11)	earnings before interest, taxes, depreciation and amortization;
(12)	earnings per share (including or excluding nonrecurring items);
(13)	earnings per share before extraordinary items;
(14)	income from operations (including or excluding nonrecurring items);
(15)	income from operations compared to capital spending;
(16)	net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes);
(17)	net sales;
(18)	price per share of common stock;
(19)	return on assets;
(20)	return on capital employed;
(21)	return on equity;
(22)	return on investment;
(23)	return on sales; and
(24)	sales volume.

The Committee is authorized at any time during the first 90 days of a Performance Period (or, if later or earlier, within the maximum period allowed under Section 162(m) of the Code with respect to a Qualified Performance-Based Award), in its sole and absolute discretion, to adjust, or modify the level of achievement required for, a Performance Objective (to the extent permitted under Section 162(m) of the Code for Qualified Performance-Based Award) in order to prevent the dilution or enlargement of the rights of a Grantee based on the following events:

(1)	asset write-downs;
(2)	litigation or claim judgments or settlements;
(3)	the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;
(4)	reorganization and restructuring programs;
(5)	extraordinary nonrecurring items (as recognized by generally accepted accounting principles);
(6)	acquisitions or divestitures;
(7)	foreign exchange gains and losses; and

(8)         a change in the Company’s fiscal year.

For Awards granted after the Section 162(m) Cutoff Date, “Performance Objectives” means any performance objectives or metrics selected by the Committee and specified in an Award Agreement (which may, for the avoidance of doubt, include one or more of the performance metrics set forth in this Section 2(t)).

(u)        “Performance Period” means a period of time established under Section 8 of the Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Restricted Shares or Restricted Share Units are to be achieved.

(v)        “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 8 of the Plan.

(w)        “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 8 of the Plan.

(x)        “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant. If the Committee designates an Award as a Qualified Performance-Based Award, then the lapsing of restrictions thereon and the distribution of Shares pursuant thereto, as applicable, shall be subject to satisfaction of one, or more than one, Performance Objectives. The Committee shall determine the performance targets that will be applied with respect to each Qualified Performance-Based Award at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance target(s) relate. Notwithstanding any contrary provision of the Plan, the Committee may not increase the number of Shares granted pursuant to any Qualified Performance-Based Award, nor may it waive the achievement of any performance target established pursuant to this Section 2(x). Prior to the payment of any Qualified Performance-Based Award, the Committee shall certify in writing that the performance target(s) applicable to such Award was met. The Committee shall have the power to impose such other restrictions on Qualified Performance-Based Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m), the regulations promulgated thereunder, and any successors thereto.

(y)        “Restricted Shares” mean Shares granted under Section 7 of the Plan.

(z)        “Restricted Share Unit” means an Award granted under Section 7 of the Plan and denominated in units representing rights to receive Shares.

(aa)        “Shares” means shares of the Common Stock of the Company, par value $1.00 per share, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 13 of the Plan.

(bb)        “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

(cc)        “Stock Appreciation Right” means a right granted under Section 6 of the Plan.

(dd)        “Stock Payment” means Shares granted under Section 9 of the Plan.

(ee)        “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Grantee for purposes of any grant of Incentive Stock Options, “Subsidiary”

means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

(ff)        “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its affiliates.

3.	Shares Available Under the Plan.

(a)        Reserved Shares. Subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares that may be issued or transferred with respect to Awards shall not in the aggregate exceed ~~450~~720,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury or Shares that have been reacquired by the Company. Any awards granted under the Plan on or after its original effective date of April 28, 2010 that consist of (i) Options, Stock Appreciation Rights, Restricted Share Units, or Performance Units or that, at any time, are forfeited, expire or are canceled or settled without issuance of Shares or Restricted Shares that are forfeited pursuant to Section 7(c) or the Restricted Share Award Agreement shall not count towards the maximum number of Shares that may be issued under the Plan as set forth in this Section 3(a) and shall be available for future Awards. Notwithstanding the foregoing, any and all Shares that are (i) tendered in payment of an Option exercise price (whether by attestation or by other means); (ii) withheld by the Company to satisfy any tax withholding obligation; or (iii) covered by a Stock Appreciation Right (without regard to the number of Shares that are actually issued to the Grantee upon exercise) shall be considered issued pursuant to the Plan and shall not be added to the maximum number of Shares that may be issued under the Plan as set forth in this Section 3(a).

(b)        Reduction Ratio. For purposes of Section 3(a) of the Plan, each Share issued or transferred pursuant to an Award other than an Option or Stock Appreciation Right shall reduce the number of Shares available for issuance or transfer under the Plan by 1.41 Shares. For the avoidance of doubt, if any Award to which this Section 3(b) applies is disregarded for purposes of determining the maximum number of Shares issuable or transferrable under the Plan pursuant to Section 3(a), then the Plan’s Share reserve shall be increased by the same number of Shares that had previously served to reduce the Plan’s Share reserve in connection with such Award, including any amount due to the application of the 1.41 multiplier described above.

(c)        ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 210,000 Shares, subject to adjustment as provided in Section 13 of the Plan.

(d)         Maximum Calendar Year Award. No Grantee may receive Awards representing more than 50,000 Shares in any one calendar year, subject to adjustment as provided in Section 13 of the Plan. No Nonemployee Director may receive in any one calendar year more than $300,000 in the aggregate in (i) Awards (as calculated by the Award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto as of the Grant Date) and (y) cash compensation (including, retainers and cash-based awards).

(e)        Maximum Calendar Year Award for Qualified Performance-Based Awards. No Grantee may receive Qualified Performance-Based Awards consisting of Options and Stock Appreciation Rights that in the aggregate represent more than 50,000 Shares in any one calendar year. No Grantee may receive Qualified Performance-Based Awards other than Options or Stock Appreciation Rights that in the aggregate represent more than 50,000 Shares in any one calendar year. The maximum amount that can be paid in any calendar year to any ~~Participant~~Grantee pursuant to a Performance Unit that is a Qualified Performance-Based Award shall be the maximum amount allowed under Section 162(m) of the Internal Revenue Code. The limits in this Section 3(e) shall only apply to Awards granted prior to or on the Section 162(m) Cutoff Date

4.

Plan Administration. This Plan shall be administered by a Committee appointed by the Board from among its members, provided that if the Board does not appoint a Committee, the term “Committee” means the Board, except in those instances where the text clearly indicates otherwise. Notwithstanding anything herein to the contrary, the Committee shall consist solely of two (2) or more members of the Board who are (i) “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Awards granted to Eligible Persons who are subject to Section 16 of the Exchange Act; (ii) “independent” (within the meaning of the rules of the national securities exchange on which the Company’s Shares are listed), to the extent required; and (iii) at such times as relief is sought from the imposition under Section 162(m) of the Code of a limitation on the deduction of compensation relating to an Award, “outside directors” (within the meaning of Section 162(m) of the Code), to the extent required to receive such relief. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion:

(a)        to determine the Fair Market Value of the Common Stock;

(b)        to select the Employees and Nonemployee Directors to whom Awards will be granted under the Plan;

(c)        to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

(d)        to determine the number of Shares to be covered by each Award granted under the Plan;

(e)        to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, and which may be delivered electronically, for use under the Plan;

(f)        to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan.

(g)        to construe and interpret the terms of the Plan and Awards;

(h)        to prescribe, amend and rescind rules and regulations relating to the Plan;

(i)        to modify or amend each Award, provided that no modification or amendment of an Award shall impair the rights of the Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company.

(j)        to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously authorized by the Committee;

(k)        to provide any notice or other communication required or permitted by the Plan in either written or electronic form; and

(l)        to make all other determinations deemed necessary or advisable for administering the Plan.

The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

5.

Options. The Committee may from time to time authorize grants to Grantees of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)        Number of Shares. Each grant shall specify the number of Shares to which it pertains.

(b)        Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date (or equal to or greater than 110% of the Fair Market Value with respect to Incentive Stock Options granted to Ten Percent Shareholders).

(c)        Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Grantee at the time of exercise and for at least six (6) months prior to the time of exercise and which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

(d)        Cashless Exercise. To the extent permitted by applicable law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

(e)        Vesting. Each Option grant may specify a period of continuous employment of the Grantee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

(f)        ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares as of the Grant Date with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

(g)        Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date (or five years from the Grant Date for a Ten Percent Shareholder).

(h)        Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

6.

Stock Appreciation Rights. The Committee may from time to time authorize grants to Grantees of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Grantee to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)        Payment in Shares. Each grant shall specify that the amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares.

(b)        Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

(c)        Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, specify the Base Price (which shall be equal to or greater than the Fair Market Value on the Grant Date), state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

(d)        Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

7.

Restricted Shares and Restricted Share Units. The Committee may from time to time authorize grants to Grantees of Restricted Shares and Restricted Share Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)        Transfer of Shares. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Grantee in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to. Upon expiration of the Restriction Period and satisfaction of any other terms or conditions and as set forth in the Restricted Share Award Agreement, the Restricted Share shall immediately become nonforfeitable and the Shares underlying such award of Restricted Shares shall be released by the Company to the ~~Participant~~Grantee without restrictions on transfer. The Shares released by the Company hereunder may at the Company’s option be either (i) evidenced by a certificate registered in the name of the ~~Participant~~Grantee or his or her designee; or (ii) credited to a book-entry account for the benefit of the ~~Participant~~Grantee maintained by the Company’s stock transfer agent or its designee. Restricted Share Units shall become payable to a Grantee in Shares at the time or times determined by the Committee and set forth in the Restricted Share Unit Award Agreement.

(b)        Consideration. Each grant may be made without additional consideration from the Grantee or in consideration of a payment by the Grantee that is less than the Fair Market Value on the Grant Date.

(c)        Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares or Restricted Share Units covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a Change in Control of the Company or other similar transaction or event. If a Grantee ceases to be an Employee or a ~~Non-Employee~~Nonemployee Director, the number of Shares subject to the Award, if any, to which the Grantee shall be entitled shall be determined in accordance with the applicable Award Agreement. All remaining Shares underlying Restricted Shares or Restricted Share Units as to which restrictions apply at the date of termination of employment or service shall be forfeited subject to such exceptions, if any, authorized by the Committee.

(d)        Voting Rights. Unless otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Grantee to voting rights during the period for which such substantial risk of forfeiture is to continue. Unless otherwise determined by the Committee, a Grantee shall not have any rights as a shareholder with respect to Shares underlying an Award of Restricted Share Unit until such time, if any, as the underlying Shares are actually issued to the Grantee, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Grantee or his or her designee; or (ii) credited to a book-entry account for the benefit of the Grantee maintained by the Company’s stock transfer agent or its designee.

(e)        Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date.

(f)        Performance-Based Restricted Shares and Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of the Plan regarding Performance Shares and Performance Units.

(g)        Award Agreements. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Grantee with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

8.

Performance Shares and Performance Units. The Committee may from time to time authorize grants of Performance Shares and Performance Units, which shall become payable to the Grantee upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(a)        Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

(b)        Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall be set forth in the Award Agreement and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

(c)        Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Grantee.

(d)        Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(e)        Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Company in cash, Shares or any combination thereof and may either grant to the Grantee or reserve to the Committee the right to elect among those alternatives.

(f)        Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

(g)        Dividend Equivalents. ~~Any~~Subject to Section 16(g), any grant of Performance Shares may provide for the payment to the Grantee of dividend equivalents thereon in cash or additional Shares, provided however that the Award Agreement shall provide that the Grantee shall not receive any dividends unless and until such time as the Performance Shares are earned and paid, and provided further that if the payment or crediting of dividends or dividend equivalents is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A and such requirements shall be specified in writing.

(h)        Adjustment of Performance Objectives. If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Grantee and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

(i)        Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

9.

Stock Payments. If not prohibited by applicable law, the Committee may from time to time issue unrestricted Shares to Grantees, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Stock Payment may be granted as, or in payment of, Nonemployee Director fees, bonuses (including without limitation any compensation that is intended to qualify as performance-based compensation for purposes of Code Section 162(m)), or to provide incentives or recognize special achievements or contributions.

10.

Reduction or Elimination of Qualified Performance-Based Awards. In determining the actual amount to be paid with respect to a Qualified Performance-Based Award, the Committee may reduce or eliminate the amount payable through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. For the avoidance of doubt, the Committee shall not have the discretion to (i) grant or provide for a payment in respect of a Qualified Performance-Based Award to the extent the applicable Performance Objectives for the Performance Period have not been attained, or (ii) pay any amount in excess of the limitations set forth in Section 3(e) of the Plan.

11.

Clawback. Notwithstanding anything to the contrary herein, any Award or any payment made in respect of any Award that is subject to recovery under any law, government regulation, exchange listing requirement or Company policy will be subject to such deductions and/or recoupment by the Company as may be required pursuant to such law, government regulation, exchange listing requirement or Company policy (or any policy adopted by the Company pursuant to any such law, government regulation or exchange listing requirement).

12.

Nontransferability. No Award granted under this Plan shall be transferable by a Grantee other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Grantee’s lifetime only by the Grantee or, in the event of the Grantee’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Grantee under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

13.

Adjustments. The Committee shall make or provide for such adjustments in the (a) number of Shares covered by outstanding Awards, (b) prices per share applicable to outstanding Options and Stock Appreciation Rights, and (c) kind of shares covered by Awards (including shares of another issuer), as the Committee determines in good faith to be equitably required in order to prevent dilution or enlargement of the rights of Grantees that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 of the Plan as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 13.

14.

Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

15.

Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Grantee or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Grantee or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit.

16.	Amendments and Other Matters.

(a)        Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3 of the Plan, other than to reflect an adjustment made in accordance with Section 13 of the Plan, without the further approval of the shareholders of the Company. The Board may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Company, which agreement must be in writing and signed by the Grantee and the Company.

(b)        Repricing and Cash Buyouts Prohibited. The Committee shall not (i) reprice any outstanding Option or Stock Appreciation Right, directly or indirectly, or (ii) cancel or surrender in exchange for cash or another Award any outstanding Option or Stock Appreciation Right that is “underwater” (i.e., with an Option Price or exercise price, as applicable, that is equal to or greater than the Fair Market Value of a Share), in each case, without the approval of the shareholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 13 of the Plan.

(c)        No Employment Right. This Plan shall not confer upon any Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Grantee’s employment or other service at any time.

(d)        Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

(e)        Change in Control. The Committee may, in its sole discretion, provide for immediate and full vesting of an Award upon the occurrence of a Change in Control of the Company. Should the Committee determine to make such a provision with respect to the grant of an Award, a representation to that effect shall be set forth in the Award Agreement.

(f)        Minimum Vesting Requirements. Notwithstanding anything to the contrary contained herein, and subject to Section 16(e), no portion of any Award shall vest over a period of less than one year following the Grant Date (the “Minimum Vesting Requirements”); provided, however, that the Committee may, in its sole discretion, (i) accelerate the vesting of any Award or otherwise lapse or waive the Minimum Vesting Requirements upon (A) the termination of employment of the Grantee or (B) a Change in Control (subject to the requirements of Section 16(e)) and (ii) grant Awards that are not subject to the Minimum Vesting Requirements with respect to 5% or less of the Shares available for issuance under the Plan (as set forth in Section 3(a), as may be adjusted pursuant to Section 13).

(g)        Dividends on Unvested Equity. Any Award (other than Options and Stock Appreciation Rights) may provide for the payment to the Grantee of dividends or dividend equivalents thereon in cash or additional Shares; provided, however, that the Award Agreement shall provide that any dividends or dividend equivalents shall be subject to the same restrictions on vesting and forfeiture as apply to the underlying Award to which such dividends or dividend equivalents relate; provided, further, that, if the payment or crediting of dividends or dividend equivalents is in respect of an Award that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A and such requirements shall be specified in writing.

(h)        Section 162(m). The provisions in the Plan relating to Section 162(m) shall only apply to Qualified Performance-Based Awards granted prior to or on November 2, 2017 (the “Section 162(m) Cutoff Date”). Amendments made to the Plan in connection with the amendment and restatement of the Plan in 2018 are not intended to be a material modification of the Plan with respect to any awards granted under the Plan prior to or on the Section 162(m) Cutoff Date.

17.	Effective Date. This Amended and Restated 2010 Equity Incentive Plan shall become effective upon its approval by the shareholders of the Company.

18.

Termination. This Amended and Restated 2010 Equity Incentive Plan shall terminate on ~~the tenth anniversary of the date upon which it is adopted by the Board~~April 25, 2028, and no Award shall be granted after that date.

19.	Governing Law. The Plan and any Award Agreements shall be administered, interpreted and enforced under the laws of the State of Florida without regard to conflicts of laws thereof.

Plan Adopted by the Board of Directors on February 18, 2010	Plan Approved by the Shareholders April 28, 2010

Amendment Adopted by the Board of Directors on January 23, 2013	Amendment Approved by the Shareholders on April 24, 2013

Amendment Adopted by the Board of Directors on January 22, 2014	Amendment Approved by the Shareholders on April 23, 2014

Amendment Adopted by the Board of Directors on August 8, 2016	Shareholder approval not required (minor amendment)

Amendment Adopted by the Board of Directors on February 21, 2018	[Amendment Approved by the Shareholders on April 25, 2018]

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION	CONSOLIDATED-TOMOKA LAND CO. WHITE PROXY CARD
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

VOTE BY INTERNET – WWW.CESVOTE.COM
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683
Use a touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Consolidated-Tomoka Land Co., c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

CONTROL NUMBER ¾

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.ViewOurMaterial.com/CTO

À     If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing.    À

The Board of Directors recommends a vote “FOR ALL” the directors listed below in Proposal 1.

Proposal 1 -	Election of seven directors for one-year terms expiring at the 2019 annual meeting of shareholders.

		FOR	WITHHOLD	FOR ALL
		ALL	ALL	EXCEPT
		❑	❑	❑
(1)	John P. Albright	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees in the space below.
(2)	Laura M. Franklin
(3)	Christopher W . Haga
(4)	William L. Olivari
(5)	Howard C. Serkin
(6)	Thomas P. Warlow, III
(7)	Casey R. Wold

The Board of Directors recommends a vote “FOR” Proposals 2, 3 and 4.
Proposal 2 -	Ratification of the appointment by our Audit Committee of Grant Thornton LLP, as our independent registered public accounting firm for fiscal year 2018.
❑ FOR ❑ AGAINST ❑ ABSTAIN
Proposal 3 -	Advisory vote to approve executive compensation.
❑ FOR ❑ AGAINST ❑ ABSTAIN
Proposal 4 -	Approval of an amendment of the Company’s Amended and Restated 2010 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder, to extend the term of the plan and to make certain amendments.
❑ FOR ❑ AGAINST ❑ ABSTAIN

The Board of Directors does not make a recommendation on Proposal 5.

Proposal 5 -	Shareholder proposal regarding hiring an independent, previously unaffiliated independent advisor.
❑ FOR ❑ AGAINST ❑ ABSTAIN

Shareholder Signature	Title	Date

Shareholder (Joint Owner) Signature	Title	Date

Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

À TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN
THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.À

WHITE PROXY CARD
PRELIMINARY PROXY CARD SUBJECT TO COMPLETION	CONSOLIDATED-TOMOKA LAND CO. ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 25, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Consolidated-Tomoka Land Co., a Florida corporation, hereby appoints Laura M. Franklin and John P. Albright, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders scheduled to be held on Wednesday, April 25, 2018, at 2:00 p.m., local time, at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida 32124, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares upon the matters described in the Notice of Annual Meeting of Shareholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

The shares represented by this proxy will be voted as directed on the reverse side, but if no direction is made, the proxies named herein intend to vote the securities at their discretion FOR ALL nominees listed under Proposal 1 listed in the Proxy Statement for the Annual Meeting, FOR Proposals 2, 3 and 4 and ABSTAIN on Proposal 5.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE.

(Continued and to be signed on the reverse side)